                                                      Pursuant to Rule 424(b)(5)
                                                      File No. 333-9532

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 10, 1999)

                                  $141,629,000
                  UNITED NATIONAL HOME LOAN OWNER TRUST 1999-1
                          HOME LOAN ASSET-BACKED NOTES

                              UNITED NATIONAL BANK
                                     SELLER
                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR
                           ADVANTA MORTGAGE CORP. USA
                                    SERVICER

                      Initial                                                             Proceeds
    Class of         Principal         Note          Price to         Underwriting         to the
     Notes           Balance(1)        Rate          Public(2)          Discount       Depositor(2)(3)
----------------    ------------     --------     ---------------     ------------     ---------------
Class A Notes       $112,893,000     6.91%(4)        99.99546%          0.2250%           99.77046%
Class M-1 Notes     $ 14,368,000     6.91%(4)        94.18433%          0.3000%           93.88433%
Class M-2 Notes     $ 14,368,000     6.91%(4)        86.62447%          0.4000%           86.22447%
Total               $141,629,000                  $138,866,483.04     $354,585.25      $138,511,897.79

------------------
(1) This amount is subject to a variance of 5%.
(2) Plus accrued interest from the Cut-Off Date.
(3) Before deducting expenses, estimated to be approximately $375,000.
(4) After the first payment date on which an optional redemption may be exercised, the Note Rate will increase by 0.50% if not so exercised.

The notes represent non-recourse obligations of the Trust only and do not represent an interest in or obligations of Bear Stearns Asset Backed Securities, Inc., United National Bank, the Servicer, the Co-Owner Trustee, the Indenture Trustee, the Owner Trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

                           The Trust

                           o is a Delaware business trust formed pursuant to a
                             trust agreement among Bear Stearns Asset Backed Securities, Inc., Wilmington Trust Company and U.S. Bank National Association.

                           o will issue three classes of notes, which are
                             offered hereby.

                           o will issue six classes of certificates, which are
                             not offered hereby.

                           The Notes

                           o are principally secured by the assets of the Trust,
                             which consist of home loans that have fixed rates of interest.

                           o are not insured or guaranteed by any governmental
                             agency or any other entity.

                           Credit Enhancement

                           o Certain classes of securities will be subordinated
                             to other classes of securities and provide credit support for such classes of securities.


    Review the information in "Risk Factors" beginning on page S-7 in this prospectus supplement and on page 15 in the prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

                         ------------------------------

BEAR, STEARNS & CO. INC.                         COAST PARTNERS SECURITIES, INC.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 10, 1999

     For 90 days following the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted.

     We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              -----
                                               PROSPECTUS SUPPLEMENT

Summary....................................................................................................     S-3
Risk Factors...............................................................................................     S-7
Use of Proceeds............................................................................................    S-14
Description of the Trust...................................................................................    S-14
The Home Loan Pool.........................................................................................    S-15
The Seller.................................................................................................    S-22
The Servicer...............................................................................................    S-24
Description of Credit Enhancement..........................................................................    S-26
Description of the Securities..............................................................................    S-26
Description of the Transfer and Servicing Agreements.......................................................    S-33
Prepayment and Yield Considerations........................................................................    S-37
Certain Federal Income Tax Consequences....................................................................    S-44
ERISA Considerations.......................................................................................    S-47
Underwriting...............................................................................................    S-48
Legal Investment Matters...................................................................................    S-48
Ratings....................................................................................................    S-49
Legal Opinions.............................................................................................    S-49
Index of Terms.............................................................................................    S-50

                                                    PROSPECTUS

Prospectus Supplement......................................................................................       3
Reports to Holders.........................................................................................       3
Available Information......................................................................................       3
Incorporation of Certain Documents by Reference............................................................       4
Summary of Terms...........................................................................................       5
Risk Factors...............................................................................................      15
Description of the Securities..............................................................................      21
The Trust Funds............................................................................................      24
Enhancement................................................................................................      31
Servicing of Loans.........................................................................................      33
The Agreements.............................................................................................      38
Certain Legal Aspects of the Loans.........................................................................      45
The Depositor..............................................................................................      54
Use of Proceeds............................................................................................      55
Certain Federal Income Tax Considerations..................................................................      55
State Tax Considerations...................................................................................      73
FASIT Securities...........................................................................................      73
ERISA Considerations.......................................................................................      76
Legal Matters..............................................................................................      81
Financial Information......................................................................................      81
Rating.....................................................................................................      81
Legal Investment...........................................................................................      82
Plan of Distribution.......................................................................................      82
Glossary of Terms..........................................................................................      83

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus for additional information about the notes.

                  UNITED NATIONAL HOME LOAN OWNER TRUST 1999-1
                          HOME LOAN ASSET-BACKED NOTES

                                                                                EXPECTED
                                      ORIGINAL                MATURITY        RATINGS (S&P/
     CLASS          NOTE RATE     PRINCIPAL BALANCE(1)        DATE(2)         MOODY'S/FITCH)
----------------    ---------     --------------------     --------------     --------------
 Class A Notes       6.91  %(3)       $112,893,000         March 25, 2025      AAA/Aaa/AAA
Class M-1 Notes      6.91  %(3)       $ 14,368,000         March 25, 2025       AA/Aa2/AA
Class M-2 Notes      6.91  %(3)       $ 14,368,000         March 25, 2025        A/A2/A

        --------------------------
        (1) This amount is subject to a variance of 5%.

        (2) We expect the actual maturity date for the securities will be significantly earlier than the maturity date stated herein.

        (3) After the first payment date on which an optional redemption may be exercised, the note rate will increase by 0.50% per annum if the option is not so exercised.

THE SELLER

o United National Bank, a national banking association

o United National Bank maintains its principal office at 514 Market Street, Parkersburg, WV. Its telephone number is (304) 424-8800.

THE SERVICER

o Advanta Mortgage Corp. USA

o The Servicer will receive a monthly fee from payments on the home loans equal to 0.75% per annum on the principal balance of each home loan.

TRUST

o United National Home Loan Owner Trust 1999-1

DEPOSITOR

o Bear Stearns Asset Backed Securities, Inc.

INDENTURE TRUSTEE/CO-OWNER TRUSTEE

o U.S. Bank National Association

OWNER TRUSTEE

o Wilmington Trust Company, acting not in its individual capacity but solely as owner trustee

CUT-OFF DATE

o For each home loan, the close of business on February 28, 1999.

CLOSING DATE

o On or about March 26, 1999

PAYMENT DATES

o The 25th day of each month, or if such day is not a business day, the next business day. The first payment date is April 26, 1999.

ACCRUAL PERIOD

o The calendar month preceding the month of a payment date.

REGISTRATION OF NOTES

The trust will issue the notes in book-entry form. You will hold your interests through a depository in the United States. While the notes are book-entry, they will be registered in the name of the depository, or in the name of the depository's nominee.

Transfers within the depository will be made in accordance with the usual rules and operating procedures of its system. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

We refer you to "Risk Factors--Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Notes," and "Description of the Securities" in this prospectus supplement for additional information.

ASSETS OF THE TRUST

The trust's assets include:

o a pool of home loans that have fixed rates of interest, secured primarily by junior mortgages, deeds of trust, or other security instruments primarily on one- to four-family residential properties and the related loan files;

o payments of interest due on the home loans after the cut-off date and principal payments on the home loans received after the cut-off date; and

o amounts on deposit in certain accounts described in this prospectus supplement.

THE HOME LOANS

1. Home Loan Statistics:

     On the closing date, the Trust will acquire a pool of home loans that have fixed rates of interest (the "home loans"). The home loans will have the following characteristics as of the close of business on February 28, 1999:

o number of home loans: 5,539

o aggregate principal balance: $205,259,057

o average principal balance of home loans: $37,057 (approximate)

o principal balances of home loans range: $4,486 to $84,893

o mortgaged property location: 48 states

o interest rates range: 11.00% to 17.99%

o weighted average interest rate: 13.27% (approximate)

o loan age range: 4 to 12 months

o weighted average loan age: 6 months (approximate)

o combined loan-to-value ratio range: 18.00% to 131.00% (approximate)

o weighted average combined loan-to-value ratio: 113.64% (approximate)
2. Characteristics of Home Loans:

o The home loans will consist of loans for which the related net proceeds were used to finance (i) property improvements, (ii) debt consolidation, or
  (iii) a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes.

o A majority of the home loans will be secured by liens on mortgaged properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

o The home loans provide for scheduled payments that will be, if timely paid, sufficient to amortize fully the principal balance of the related home loan on or before its maturity date.

o Interest on the home loans will accrue on an "actuarial interest" method.

We refer you to "The Home Loan Pool" in this prospectus supplement for additional information.

MONTHLY EXPENSE ADVANCES

The Servicer may make cash advances on behalf of the Trust to cover customary property protection expenses. There is no required advancing of delinquent principal or interest by the Servicer or any other party.

We refer you to "Description of the Transfer and Servicing
Agreements--Servicing" in this prospectus supplement for additional information.

THE NOTES

1. General

o Each month, the Indenture Trustee will calculate the amount of principal and interest you are owed.

o If you own a note on the last day of the calendar month prior to the related payment date, you will be entitled to receive payments on the related payment date.

2. Interest Payments: Interest on the notes will accrue during the calendar month prior to the applicable payment date. The Indenture Trustee will calculate interest based on a 360-day year of twelve 30-day months. On each payment date, you will be entitled to the following amounts:

o interest at the related note rate that accrued during the related accrual period on your note balance; and

o any interest that was due on a prior payment date that was not paid. In addition, interest will accrue and be payable on the amount of interest which was previously due and not paid to the extent permitted by applicable law.

3. Principal Payments: Noteholders will be entitled to the principal collected during the prior due period on the home loans to the extent and in the order of priority set forth under "Description of the Transfer and Servicing Agreements--Priority of Payments."

For a period of at least three years from the Closing Date, all principal received on the home loans will be payable solely to the Class A Notes, until the principal balance of such notes equals zero.

We refer you to "Description of the Securities--Payments" in this prospectus supplement for additional information.

THE CERTIFICATES

o The Certificates are not being offered pursuant to this prospectus supplement.

o The Class A-IO Certificates have an initial notional balance of $205,259,057. The Class A-IO Certificates will not receive any distributions of principal. The interest rate applicable to the Class A-IO Certificates is determined as set forth in "Descriptions of Securities--Payments of Interest" in this prospectus supplement.

o The Class B-1 Certificates have an original principal balance of $24,631,000 and an interest rate of 6.91% per annum.

o The Class B-2 Certificates have an original principal balance of $6,158,000 and an interest rate of 6.91% per annum.

o The Class B-3 Certificates have an original principal balance of $4,105,000 and an interest rate of 6.91% per annum.

o The Class B-4 Certificates have an original principal balance of $28,737,000 and an interest rate of 6.91% per annum.
o The Residual Interest Certificate has no principal balance and shall not bear interest.

The information presented for the certificates is provided solely to assist your understanding of the notes.

CREDIT ENHANCEMENT

Limited Subordination of Subordinated Securities. Losses on the home loans will be allocable to the most subordinate class of securities outstanding.

OPTIONAL REDEMPTION

The Residual Interest Certificateholder, at its option, may effect an early redemption of the notes and purchase of the certificates on any payment date after the aggregate principal balance of the home loans is reduced to any amount less than or equal to 5% of the aggregate principal balance of the home loans as of the cut-off date. If the Residual Interest Certificateholder fails to exercise such option for 30 days or more, the Servicer, at its option, will have the right to do so on the same terms as the Residual Interest Certificateholder.

After the first payment date on which an optional redemption may be exercised, the interest rate of each class of securities with a principal balance will be increased by 0.50% per annum if such option is not so exercised.

We refer you to "Description of the Securities--Optional Redemption" in this prospectus supplement for additional information.

FEDERAL TAX CONSIDERATIONS

For federal income tax purposes:

o Tax counsel is of the opinion that the notes will be treated as debt instruments.

o You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.

We refer you to "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus for additional information.

ERISA CONSIDERATIONS

The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), can limit investments by certain pension and other employee benefit plans.

Pension and other employee benefit plans should be able to purchase investments like the notes so long as they are treated as debt under applicable state law and have no "substantial equity features." Any plan fiduciary considering whether to purchase the notes on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Internal Revenue Code and the availability of any exemptions.

We refer you to "ERISA Considerations" in this prospectus supplement and the accompanying prospectus for additional information.

LEGAL INVESTMENT CONSIDERATIONS

The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only securities backed by first mortgages, and not second mortgages. Because the pool of home loans consists primarily of junior mortgages, the notes will not be "mortgage related securities" under that definition.

We refer you to "Legal Investment Matters" in this prospectus supplement and "Legal Investment" in the accompanying prospectus for additional information.

NOTE RATINGS

o The Trust will not issue the notes unless the notes receive the ratings set forth on the table at the beginning of this summary.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by any rating agency.

We refer you to "Ratings" and "Risk Factors--Ratings of the Notes" in this prospectus supplement for additional information.

                                  RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of the notes. You should also carefully consider the information set forth under "Risk Factors" in the accompanying prospectus.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY NOTES

     o Limit on Liquidity of Notes. Issuance of the notes in book-entry form may reduce the liquidity of such notes in the secondary trading market since investors may be unwilling to purchase notes for which they cannot obtain physical notes.

     o Limit on Ability to Transfer or Pledge. Since transactions in the book-entry notes can be effected only through DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such notes may be limited due to lack of a physical note representing the book-entry notes.

     o Delays in Payments. You may experience some delay in the receipt of payments on the book-entry notes since the payments will be forwarded by the Indenture Trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

     We refer you to "--Book-Entry Registration" and "Description of the Securities--Book-Entry Notes" in this prospectus supplement.

LIMITED RESALE

     Bear, Stearns & Co. Inc. intends to make a market for resale in the notes but has no obligation to do so. There is no assurance that such a market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for mortgage-backed and asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN HOME LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent home loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the home loan, you will incur a loss on your investment if the credit enhancement described in this prospectus supplement is insufficient to cover the loss.

     We refer you to "Certain Legal Aspects of the Loans--Foreclosure on Mortgages" in the accompanying prospectus.

PREPAYMENTS AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT

     The yield to maturity on your notes will be directly related to the rate of principal payments on the home loans. Please consider the following:

     o Borrowers may fully or partially prepay their home loan at any time. Approximately 64.95% of the home loans require the payment of prepayment penalties which may reduce the likelihood of prepayments on such home loans.

     o A substantial majority of the home loans contain due-on-sale provisions. Due-on-sale provisions require the borrower to fully pay the home loan when the mortgaged property is sold. Generally, the Servicer will enforce the due-on-sale provision unless prohibited by applicable law. We refer you to "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the accompanying prospectus.

     o The rate of principal payments on the home loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

     o Home loans generally are not viewed by borrowers as permanent financing. Accordingly, the home loans may experience a higher rate of prepayment than purchase money first lien mortgage loans.

     o We cannot predict the rate at which borrowers will repay their home loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of home loans similar to the home loans in this pool.

     o If you purchased your note at a premium and you receive your principal faster than expected, your yield to maturity will be lower than you anticipated. If you purchased your note at a discount and you receive your principal slower than expected, your yield to maturity will be lower than you anticipated.

     o The Seller may be required to repurchase home loans from the Trust as a result of certain breaches of representations and warranties or certain defects in the home loan files that have not been cured. These repurchases will have the same effect on your yield as a prepayment of the home loans.

     o In most circumstances, liquidations of defaulted home loans will have the same effect on your yield as a prepayment of the home loans. See "--Home Loan Default Risks" in this prospectus supplement for a discussion of the default risks presented by the home loans.

     o If the notes are redeemed, you have no assurance that similar investments offering comparable yields will be available.

     We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.

LIEN PRIORITY COULD RESULT IN PAYMENT DELAY AND LOSS

     Substantially all of the home loans are secured by mortgages which are junior in priority. Home loans that are secured by junior mortgages will receive proceeds from a sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the home loan in the Trust and the other forms of credit enhancement are insufficient to cover the loss, then:

     o there will be a delay in payments to you while a deficiency judgment (if any) against the borrower is sought; and

     o you may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

     We refer you to "Certain Legal Aspects of the Loans" in the accompanying prospectus.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

     Credit enhancement will be provided by the subordination of the Class B-4 Certificates, the Class B-3 Certificates, the Class B-2 Certificates, the
Class B-1 Certificates, the Class M-2 Notes, and the Class M-1 Notes, respectively, to each class of securities having a higher payment priority to such class. The securities are not insured by any financial guaranty insurance policy. If the home loans experience higher rates of delinquencies, defaults or losses than initially anticipated, there can be no assurance that the amounts available from the applicable credit enhancement will be adequate to cover the delays or shortfalls in payments that result from such higher delinquencies, defaults or losses. If the amounts available from the available credit enhancement are inadequate, noteholders will bear the risk of any resulting delays in payment or losses.

     As a result of delinquencies on the home loans, the amount of interest received on the home loans during any due period may be less than the amount of interest payable on the securities on the related payment date. The Servicer will not advance delinquent payments of principal and interest.

     The holders of the Certificates will not be required to refund any amounts previously distributed to such holders pursuant to the transfer and servicing agreements, regardless of whether there are sufficient funds on a subsequent payment date to pay all amounts then payable to Noteholders.

HOME LOAN DEFAULT RISKS

     Noteholders are protected by the available forms of credit enhancement against the risk of loss realized on the home loans. However, in the event that the credit enhancement is inadequate to provide protection to the noteholders, any losses on the home loans would be borne by such holders. The risks presented by the home loans include the following:

     o Early Default: Defaults on home loans are generally expected to occur more frequently in the early years of the terms of home loans. The weighted average number of months since origination of the home loans as of the cut-off date is approximately 6 months, which is not a sufficiently long period of time to develop reliable performance data regarding the home loans. Delinquencies may increase as the home loans become more seasoned.

     o High LTV Ratios: Most of the home loans are secured by liens on the mortgaged properties in which the borrowers have little or no equity. Approximately 88.61% of the home loans have original combined loan-to-value ratios in excess of 100%. Home loans with high original combined loan-to-value ratios will be more sensitive to declining property values than would those with lower original combined loan-to-value ratios and therefore may experience a higher incidence of default. In addition, with respect to home loans with original combined loan-to-value ratios near or in excess of 100%, if the related borrowers sell their homes, such borrowers may be unable to repay the home loans in full from the sale proceeds of the financed properties and other funds available. Accordingly, such home loans likely may experience higher rates of delinquencies, defaults and losses. With respect to home loans the proceeds of which were used in whole or in part for debt consolidation, the related borrower may incur further consumer debt. This reloading of debt could impair the ability of such borrowers to repay the home loans.

     o Junior Liens: Substantially all of the home loans are secured by liens junior to one or more senior liens on the related mortgaged properties. In general, a junior lienholder may not foreclose on the related mortgaged property unless it forecloses subject to the senior lien(s), in which case it must either pay the entire amount due under the senior mortgage or agree to make payments under the senior mortgage if the borrower is in default thereunder. As a result, in general, the Servicer does not expect to foreclose on home loans secured by junior liens. We refer you to "Certain Legal Aspects of the Loans-Junior Mortgages; Rights of Senior Mortgages" in the accompanying prospectus.

     o Limitation on Repurchase of Defective Home Loans by the Seller: No assurance can be given that, at any particular time, the Seller will be capable, financially or otherwise, of repurchasing home loans as a result of certain breaches of representations and warranties or certain defects in the home loan files that have not been cured. If the Seller is not able or otherwise does not make these repurchases, the Indenture Trustee will use reasonable efforts to enforce the obligations of the Seller to repurchase the defective home loan. However, there is no assurance that any recoveries will be adequate to fully cover amounts owing on such home loan.

ADDITIONAL FACTORS AFFECTING DELINQUENCIES, DEFAULTS AND LOSSES ON THE HOME
LOANS

     o No Servicer Delinquency Advances. In the event of a delinquency or a default on a home loan, neither the Servicer, any subservicer, nor any other person will have any obligation to advance scheduled monthly payments of principal and interest with respect to such home loan. As a result, the amount of principal and interest received on the home loans during any particular due period may be less than the amount of principal and interest payable on the securities on the related payment date. See "Description of the Transfer and Servicing Agreements--Servicing" in this prospectus supplement.

     o Acquisitions from Third Parties. A substantial portion of the home loans will have been acquired by the Seller through purchases from various originators. See "The Seller--Purchase of Home Loans" in this prospectus supplement. A substantial majority of such home loans will have been re-underwritten and reviewed for compliance with the underwriting guidelines of The First National Bank of Keystone ("Keystone"). See "The Seller--Underwriting Criteria" in this prospectus supplement. The Seller may have acquired certain home loans from an originator that, at the time of origination, was not an approved FHA lender or an approved FNMA or FHLMC seller/servicer, and therefore did not have an internal quality control program substantially similar to the FNMA or FHLMC required quality control programs. Such home loans may be subject to a higher incidence of delinquency or default.

     o Dependence on Servicer for Servicing Home Loans. Upon the Servicer's failure to remedy a servicer event of default under the sale and servicing agreement, a majority of the holders of the then outstanding amount of the notes, the Trust, or the Indenture Trustee may remove the Servicer and appoint a successor servicer. Absent such a replacement, noteholders will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Indenture Trustee payments of principal and interest received on the home loans. The manner in which the Servicer performs its servicing obligations will affect the amount and timing of principal and interest payments received on the home loans. Such principal and interest payments and other recoveries in respect of the home loans are the sole source of funds for the payments due to Noteholders. See "The Servicer--Servicing Experience" in this prospectus supplement.

     o Non-recordation of Assignments. The Seller will not be required to record assignments of the Mortgages to the Indenture Trustee in the real property records of California and Arizona. The Seller will retain record title to such Mortgages on behalf of the Indenture Trustee and the securityholders. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Home Loans" herein.

     Although the recordation of the assignments of the mortgages in favor of the Indenture Trustee is not necessary to effect, among the parties, a transfer of the home loans to the Indenture Trustee, if the Seller were to sell, assign, satisfy or discharge any home loan prior to recording the related assignment in favor of the Indenture Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Indenture Trustee. In some states, in the absence of such recordation of the assignments of the mortgages, the transfer to the Indenture Trustee of the home loans may not be effective against certain creditors or purchasers from the Seller or a receiver of the Seller. If such other parties, creditors or purchasers have rights to the home loans that are superior to those of the Indenture Trustee, the Trust could lose the right to future payments of principal and interest from such home loans and, accordingly, noteholders could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by the applicable credit enhancement.

PAYMENTS TO AND RIGHTS OF INVESTORS ADVERSELY AFFECTED BY INSOLVENCY OF UNITED

     The sale of the home loans from United National Bank, a national banking association ("United") to the Depositor will be treated by United, the Depositor and the Trust for financial accounting purposes as a sale of the home loans. If United were to become insolvent, the Federal Deposit Insurance Corporation ("FDIC"), which would be appointed as receiver or conservator for United, may argue that the transaction between United and the Depositor is a pledge of home loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays and possible reductions in payments to you.

     United is subject to examination, regulation and supervision by the Office of the Comptroller of the Currency and the FDIC. These agencies have broad regulatory powers to prevent or remedy unsafe or unsound practices or other violations of applicable regulations, agreements or policies by persons they regulate. Such agencies may issue a cease-and-desist order or require affirmative action to correct any condition resulting from any violation or unsafe or unsound practice, including requiring a person to make restitution or provide reimbursement, to dispose of any loan or asset involved, to rescind agreements or contracts and to take any other action that they determine to be appropriate. United believes that the transactions contemplated by this prospectus supplement and the accompanying prospectus will not constitute unsafe or unsound practices and do not violate any applicable regulation, agreement or policy.

LACK OF PERFECTED SECURITY INTEREST IN THE HOME LOANS

     Keystone or Keystone Mortgage Corp., Inc., as applicable, has delivered or will deliver to United the assignments (from Keystone to United) of its interests in each mortgage in recordable form relating to the home loans within thirty days of the closing date. The Indenture Trustee will deliver all such assignments for recordation.

     United has delivered or will deliver to the custodian the mortgage notes, the mortgages and any assumption or modification agreements relating to the home loans on or before the closing date and will deliver or cause to be delivered the assignments of each mortgage in recordable form relating to the home loans within ninety days of the closing date; however, assignments of the mortgages to the Indenture Trustee will not be recorded in California and Arizona. Prior to delivery and recording, the interest of the Indenture Trustee in the mortgages, the mortgage notes and any proceeds from the home loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of United.

     In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the Indenture Trustee will have the result of making the sale of the home loans potentially ineffective against:

     o any creditors of United who may have been fraudulently or inadvertently induced to rely on the home loans as assets of United, or

     o any purchaser of a home loan who had no notice of the prior conveyance to the Trust if such purchaser perfects his interest in the home loan by taking possession of the related documents or other evidence of indebtedness or otherwise.

In either such event, the Trust would be an unsecured creditor of United.

ABILITY OF THE SERVICER TO HONOR ITS FINANCIAL OBLIGATION IS INFLUENCED BY THE FINANCIAL CONDITION OF THE SERVICER'S PARENT COMPANY.

     The financial obligations of the Servicer, as they relate to the Trust, primarily consist of the obligations of the Servicer pursuant to the sale and servicing agreement. To the extent that the Servicer's ability to perform such obligations is adversely affected by the financial condition of the Servicer's parent company, the Home Loans may experience an increased level of delinquencies and losses. We refer you to "The Servicer--Recent Developments related to the Advanta Parent" in this prospectus supplement.

LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION.

     United has limited historical delinquency and default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Home Loans underwritten pursuant to the underwriting standards described herein. In particular, because United has only recently begun acquiring home loans similar to the Home Loans, it does not yet have any meaningful historical delinquency and default experience with respect to the Home Loans. In addition, the Servicer does not have any meaningful historical performance data available for distribution with respect to its aggregate portfolio of Home Loans similar to the home loans which are serviced for others because such home loans were underwritten pursuant to a variety of underwriting guidelines of many different originators and aggregating loss and delinquency experience with respect to such home loans would not provide meaningful statistics for comparison to the Home Loans. However, the Servicer does maintain loss and delinquency information with respect to each portfolio it services for others.

     Significant uncertainty exists regarding likely delinquency, default and loss experience over time and in differing economic and interest rate environments. Because loans such as the home loans have characteristics that combine characteristics similar to unsecured consumer debt and secured consumer debt, the delinquency, default and loss experience of the Home Loans is unlikely to be comparable to either of such types of consumer debt and is unlikely to reflect a blending or averaging of such experience. Accordingly, investors do not have, and will not have for an indeterminate amount of time, information available to them to assess with any degree of confidence the likely delinquency, default and loss experience of the home loans. Prospective investors should make their investment determinations based on the Home Loan underwriting criteria, the applicable credit enhancement described herein, the characteristics of the Home Loans and other information provided herein.

UNDERWRITING GUIDELINES.

     Pursuant to the re-underwriting guidelines of Keystone, the assessment of the creditworthiness of the borrower is the primary consideration in re-underwriting a home loan. The evaluation of the adequacy of the value of the related mortgaged property, together with the amount of all liens senior to the lien of a home loan (i.e., the related "combined loan-to-value ratio") is given less consideration, and in certain cases no consideration, in re-underwriting the home loans. See "The Seller--Underwriting Criteria". The credit quality of some of the borrowers under the Loans is lower than that of borrowers under mortgage loans conforming to the Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC") underwriting guidelines for first-lien, single family mortgage loans. Consequently, the home loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those that would be experienced by loans underwritten in conformity with the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. Also, the losses sustained from defaulted home loans are likely to be more severe (and will frequently be total losses) because the costs incurred in the collection and liquidation of defaulted home loans in relation to the smaller principal balances thereof are proportionately higher than for first-lien, single family mortgage loans, and because a substantial number of the home loans are secured by junior liens on mortgaged properties in which the borrowers had little or no equity at the time of origination of such home loans.

     Although the creditworthiness of the borrower is the primary consideration in the re-underwriting of the home loans, no assurance can be given that the creditworthiness of such borrower will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default by such borrower on the related home loan. Furthermore, because the adequacy of the value of the related mortgaged property, if any, is given less or no consideration in re-underwriting a home loan, no assurance can be given that any proceeds will be recovered from the foreclosure or liquidation of the mortgaged property, if any, for a defaulted home loan.

INTEREST PAYMENTS ON THE HOME LOANS MAY BE REDUCED

     o Prepayments of Principal May Reduce Interest Payments. If a borrower prepays a home loan, the borrower is charged interest only up to the date of the prepayment, instead of a full month. If the credit enhancements are insufficient to cover the loss, you may incur a loss.

     o Interest Shortfalls Are Not Covered by the Servicer. The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. The Servicer will not pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940.

RATINGS OF THE NOTES

     o On the closing date the rating agencies will rate the notes as set forth in "Ratings" in this prospectus supplement. A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if in its judgment circumstances in the future so warrant.

RISK OF LOSSES AS A RESULT OF GEOGRAPHIC CONCENTRATION

     The mortgaged properties relating to the home loans are located in 48 states. However, 22.35% of the mortgaged properties (each by aggregate principal balance as of the close of business on the cut-off date are located in California. If California experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the home loans may experience higher rates of delinquencies, defaults and foreclosures than would otherwise be the case. Natural disasters affecting regions of the United States from time to time may result in prepayments of home loans or in losses. Mortgaged properties located in California may be more susceptible to certain types of hazards, such as wildfires and mudslides, and certain types of special hazards not covered by insurance, such as earthquakes, than properties located in other parts of the country.

NOTEHOLDERS COULD BE ADVERSELY AFFECTED IN THE ABSENCE OF YEAR 2000 COMPLIANCE

     As is the case with most companies using computers in their operations, the Servicer, the Indenture Trustee and the Owner Trustee are faced with the task of preparing for the year 2000. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Servicer's, the Indenture Trustee's and the Owner Trustee's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Major computer system failure or miscalculations may occur as a result. The Servicer, the Indenture Trustee and the Owner Trustee are each presently engaged in various procedures to ensure that its respective computer systems and software will be year 2000 compliant.

     However, if the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the Servicer, the Indenture Trustee or the Owner Trustee, as applicable, could be materially adversely affected. This could result in delays in processing payments on the home loans and cause a related delay in payments to you.

RISK OF DTC YEAR 2000 COMPLIANCE

     DTC has informed its participants that DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes technical assessments and a redemption plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their service. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for information purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

FORWARD-LOOKING INFORMATION

     Certain of the information contained in this prospectus supplement constitutes "forward-looking statements." These statements may include projections of average life and the maturity date of the notes. Such statements are intended to convey our projections or expectations as of the date of this prospectus supplement. Such statements are inherently subject to a variety of risks, uncertainties and other factors that may cause the actual results and performance of the notes and the Trust to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, political and/or social conditions, interest rate changes, prepayments amounts, loss and delinquency history, servicing performance, and the law and government regulatory initiatives.

     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

                                USE OF PROCEEDS

     The proceeds from the sale of the Notes, net of certain expenses, will be used by the Trust to purchase the Home Loans from the Depositor. The Depositor will use such proceeds from the sale of the Home Loans to the Trust for the purchase of the Home Loans from the Seller. The Seller in turn will use all or a substantial portion of such proceeds from the sale of the Home Loans for general corporate purposes.

                            DESCRIPTION OF THE TRUST

GENERAL

     The Trust, United National Home Loan Owner Trust 1999-1, will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Home Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities, (iii) making payments on the Securities, and (iv) engaging in related activities.

     On the Closing Date, the Trust will purchase home loans (the "Home Loans") having an aggregate principal balance of approximately $205,259,057 (the "Original Pool Principal Balance") as of the Cut-Off Date from the Depositor pursuant to a Sale and Servicing Agreement to be dated as of March 1, 1999, the "Sale and Servicing Agreement"), among the Trust, the Depositor, the Seller, the Servicer, the Co-Owner Trustee, the Custodian and the Indenture Trustee. The Depositor will purchase the Home Loans from the Seller on the Closing Date pursuant to a Home Loan Purchase Agreement dated as of March 1, 1999 (the "Home Loan Purchase Agreement") by and between the Seller and the Depositor.

     The assets of the Trust will consist primarily of Home Loans, which will be secured by Mortgages. See "The Home Loan Pool" herein. The assets of the Trust will also include (i) payments of accrued interest and principal collected in respect of the Home Loans received after the Cut-Off Date; (ii) amounts on deposit in the Collection Account (excluding investment income thereon), Note Payment Account and Certificate Distribution Account; (iii) the related Home Loan Files and credit files; and (iv) certain other ancillary or incidental funds, rights and properties related to the foregoing. On the Closing Date, the Trust will include the unpaid principal balance of each Home Loan as of the Cut-Off Date (the "Cut-Off Date Principal Balance"). The "Principal Balance" of a Home Loan on any day is equal to its Cut-Off Date Principal Balance, minus all principal reductions credited against the principal balance of such Home Loan since such Cut-Off Date; provided, however, that the Principal Balance of a Liquidated Home Loan will be zero. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balance of the Home Loans as of such date.

     The Servicer will be required to service the Home Loans pursuant to the Sale and Servicing Agreement (collectively, with the Indenture, the Administration Agreement (as defined herein), the Home Loan Purchase Agreement and the Trust Agreement, the "Transfer and Servicing Agreements") and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements--Servicing" herein.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "--The Owner Trustee and Co-Owner Trustee."

THE OWNER TRUSTEE AND CO-OWNER TRUSTEE

     Wilmington Trust Company will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

     Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by U.S. Bank National Association, in its capacity as Co-Owner Trustee, including maintaining the Certificate Distribution Account and making distributions therefrom.

     U.S. Bank National Association will also perform certain additional administrative functions on behalf of the Trust pursuant to the terms of an administration agreement dated as of March 1, 1999 (the "Administration Agreement") among the Trust, U.S. Bank National Association and United, as co-administrator (the "Co-Administrator"). U.S. Bank National Association will also perform custodial functions as Custodian (in such capacity, the "Custodian") on behalf of the Trust pursuant to the terms of the Sale and Servicing Agreement.

                               THE HOME LOAN POOL

GENERAL

     The Home Loan Pool will consist of the Home Loans conveyed to the Trust. The Home Loans will consist of loans for which the related net proceeds were used to finance (i) property improvements, (ii) debt consolidation, or (iii) a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes. Substantially all of the Mortgages for the Home Loans will be junior in priority to one or more senior liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences. Substantially all of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

     "Combined loan-to-value ratio" means, with respect to any Home Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Home Loan at origination plus, in the case of a junior lien Home Loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of such Home Loan, and the denominator of which is the appraised or stated value of the related Mortgaged Property at the time of origination of such Home Loan (determined as described herein under "The Seller--Underwriting Criteria").

     For a description of the underwriting criteria applicable to the Home Loans, see "The Seller--Underwriting Criteria" herein. All of the Home Loans were acquired by the Seller and, pursuant to the Home Loan Purchase Agreement, sold by the Seller to the Depositor and, pursuant to the Sale and Servicing Agreement, sold by the Depositor to the Trust. Pursuant to the Indenture, the Trust will pledge and assign the Home Loans to the Indenture Trustee for the benefit of the Noteholders. The Trust will be entitled to all payments of interest and principal and all proceeds received in respect of the Home Loans on or after the Cut-Off Date.

PAYMENTS ON THE HOME LOANS

     The Home Loans provide for a schedule of payments that will be, if timely paid, sufficient to amortize fully the principal balance of the related Home Loan on or before its maturity date. The scheduled monthly payment dates of the Home Loans vary. Each Home Loan bears interest at a fixed rate (the "Home Loan Rate"). Interest on the Home Loans will accrue on an "actuarial interest" method. No Home Loan provides for deferred interest or negative amortization.

     The "actuarial interest" method provides that interest is charged and payments are due as of a scheduled day each month that is fixed at the time of origination, and payments received after a grace period following such scheduled day are subject to late charges. A scheduled payment on such a Home Loan received either earlier or later than the scheduled due date thereof will not affect the amortization schedule or the relative application of such payment to principal and interest in respect of such Home Loan.

     Certain of the borrowers are covered by credit life insurance policies and involuntary unemployment insurance policies, which provide for payment in full of the outstanding principal balance of the related Home Loans in the event of the accidental death or disability of the borrower, or for payment of the applicable monthly payment (up to $500 per month), in the case of employment interruption. The credit life insurance policies and involuntary unemployment insurance policies generally have terms of five years. If a borrower covered by any such policy elects to cancel the policy, the amount of the premium refund payable in connection with such cancellation will be applied as a principal payment on the related Home Loan. Any proceeds received by the Trust in respect of such insurance policies will affect the rate of prepayments on the Home Loans. See "Prepayment and Yield Considerations" herein.

CHARACTERISTICS OF THE HOME LOANS

     Set forth below is certain statistical information regarding characteristics of the Home Loans expected to be included in the Home Loan Pool as of the date of this Prospectus Supplement. Prior to the Closing Date, the Seller may remove any of the Home Loans intended for inclusion in the Home Loan Pool, substitute comparable loans therefor, or add comparable loans thereto; provided, however, that the aggregate Principal Balance of Home Loans so removed, replaced or added will not exceed 5% of the Pool Principal Balance. As a result, the statistical information presented below regarding the characteristics of the Home Loans expected to be included in the Home Loan Pool may vary in certain respects from comparable information based on the actual composition of the Home Loan Pool at the Closing Date. A schedule of the Home Loans included in the Home Loan Pool as of the Closing Date will be attached to the Sale and Servicing Agreement.

     The Home Loans expected to be included in the Home Loan Pool will consist of approximately 5,539 loans having a Pool Principal Balance of approximately $205,259,057. Approximately 0.60% of the Home Loans by Cut-Off Date Principal Balance were 30-59 days delinquent in payment as of the Cut-Off Date. Approximately 0.36% of the Home Loans by Cut-Off Date Principal Balance were 60 days or more delinquent in payment as of the Cut-Off Date.

     Except as provided in the second preceding paragraph, the Home Loans are expected to have the approximate characteristics as of the Cut-Off Date set forth in the tables beginning on the following page. The sums of the amounts and percentages in the following tables may not equal the totals shown due to rounding.

     Wherever reference is made in this Prospectus Supplement to a percentage of the Home Loans, such percentage is determined (unless otherwise specified) on the basis of the Original Pool Principal Balance.

                                HOME LOAN RATES

                                                                                                     PERCENT OF
                                                                                     AGGREGATE         TOTAL
RANGE OF HOME                                                        NUMBER OF       PRINCIPAL      BY AGGREGATE
LOAN RATES (%)                                                       HOME LOANS       BALANCE       PRINCIPAL BALANCE
------------------------------------------------------------------   ----------    -------------    -----------------
10.51 to 11.00....................................................          3      $      95,647           0.05%
11.01 to 11.50....................................................        335         13,362,828            6.51
11.51 to 12.00....................................................        940         37,409,677           18.23
12.01 to 12.50....................................................        439         17,030,339            8.30
12.51 to 13.00....................................................      1,172         45,597,688           22.21
13.01 to 13.50....................................................        366         13,184,925            6.42
13.51 to 14.00....................................................      1,214         43,402,264           21.15
14.01 to 14.50....................................................        208          6,747,562            3.29
14.51 to 15.00....................................................        541         18,293,519            8.91
15.01 to 15.50....................................................        109          3,570,820            1.74
15.51 to 16.00....................................................        162          5,132,522            2.50
16.01 to 16.50....................................................         25            732,412            0.36
16.51 to 17.00....................................................         20            552,497            0.27
17.01 to 17.50....................................................          2             57,569            0.03
17.51 to 18.00....................................................          3             88,788            0.04
                                                                       ------      -------------         -------
  Total...........................................................      5,539      $ 205,259,057         100.00%
                                                                       ------      -------------         -------
                                                                       ------      -------------         -------

     The weighted average Home Loan Rate of the Home Loans as of the Cut-Off Date was approximately 13.27% per annum.
                             CURRENT PRINCIPAL BALANCES

                                                                                                     PERCENT OF
                                                                                     AGGREGATE         TOTAL
RANGE OF CUT-OFF DATE                                                 NUMBER OF      PRINCIPAL      BY AGGREGATE
PRINCIPAL BALANCES ($)                                                HOME LOANS      BALANCE       PRINCIPAL BALANCE
-------------------------------------------------------------------   ----------    ------------    -----------------
Up to 10,000.00....................................................         16      $    147,455           0.07%
10,000.01 to 20,000.00.............................................        493         8,352,335            4.07
20,000.01 to 30,000.00.............................................      1,366        35,645,485           17.37
30,000.01 to 40,000.00.............................................      1,838        65,322,611           31.82
40,000.01 to 50,000.00.............................................      1,007        46,099,569           22.46
50,000.01 to 60,000.00.............................................        592        33,583,632           16.36
60,000.01 to 70,000.00.............................................        129         8,458,756            4.12
70,000.01 to 80,000.00.............................................         66         4,939,692            2.41
80,000.01 to 90,000.00.............................................         32         2,709,522            1.32
                                                                        ------      ------------         -------
  Total............................................................      5,539      $205,259,057         100.00%
                                                                        ------      ------------         -------
                                                                        ------      ------------         -------

     The average principal balance of the Home Loans as of the Cut-Off Date was approximately $37,057.

                        ORIGINAL LOAN PRINCIPAL BALANCES

                                                                                   AGGREGATE      PERCENT OF TOTAL
RANGE OF CUT-OFF DATE                                               NUMBER OF      PRINCIPAL      BY AGGREGATE
PRINCIPAL BALANCES ($)                                              HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------
      Up to 10,000.00............................................         13      $    125,680            0.06%
10,000.01 to 20,000.00...........................................        485         8,210,934             4.0
20,000.01 to 30,000.00...........................................      1,367        35,565,503           17.33
30,000.01 to 40,000.00...........................................      1,835        65,117,625           31.72
40,000.01 to 50,000.00...........................................      1,015        46,344,108           22.58
50,000.01 to 60,000.00...........................................        595        33,722,776           16.43
60,000.01 to 70,000.00...........................................        130         8,453,861            4.12
70,000.01 to 80,000.00...........................................         66         4,936,437            2.40
80,000.01 to 90,000.00...........................................         33         2,782,132            1.36
                                                                      ------      ------------         -------
     Total.......................................................      5,539      $205,259,057          100.00%
                                                                      ------      ------------         -------
                                                                      ------      ------------         -------

     The average principal balance of the Home Loans at origination was approximately $37,392.

                          REMAINING TERMS TO MATURITY

                                                                                   AGGREGATE      PERCENT OF TOTAL
RANGE OF REMAINING                                                  NUMBER OF      PRINCIPAL      BY AGGREGATE
TERM TO MATURITY (MONTHS)                                           HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------
  0 to  48.......................................................          2      $     62,591            0.03%
 49 to  60.......................................................         34           636,243            0.31
 61 to 120.......................................................        342         9,125,755            4.45
121 to 180.......................................................      1,356        45,605,008           22.22
181 to 240.......................................................      1,556        56,990,260           27.77
241 to 300.......................................................      2,249        92,839,200           45.23
                                                                      ------      ------------         -------
     Total.......................................................      5,539      $205,259,057          100.00%
                                                                      ------      ------------         -------
                                                                      ------      ------------         -------

     The weighted average remaining term to maturity of the Home Loans as of the Cut-Off Date was approximately 242 months.

                           ORIGINAL TERM TO MATURITY

                                                                                   AGGREGATE      PERCENT OF TOTAL
RANGE OF MONTHS                                                     NUMBER OF      PRINCIPAL      BY AGGREGATE
SINCE ORIGINATION                                                   HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------
  0 to  60.......................................................         36      $    698,834            0.34%
 61 to 120.......................................................        342         9,125,755            4.45
121 to 180.......................................................      1,356        45,605,008           22.22
181 to 240.......................................................      1,556        56,990,260           27.77
241 to 300.......................................................      2,249        92,839,200           45.23
                                                                      ------      ------------         -------
     Total.......................................................      5,539      $205,259,057          100.00%
                                                                      ------      ------------         -------
                                                                      ------      ------------         -------

     The weighted original term to maturity of the Home Loans as of the Cut-Off Date was approximately 248 months.

                            GEOGRAPHIC CONCENTRATION

                                                                                                    PERCENTAGE OF TOTAL
                                                                 NUMBER OF        AGGREGATE         BY AGGREGATE
                            STATE                                HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------   ----------    -----------------    -------------------
Alabama.......................................................        156        $   5,643,278               2.75%
Alaska........................................................         30            1,176,170               0.57
Arizona.......................................................        326           11,338,999               5.52
Arkansas......................................................         41            1,393,781               0.68
California....................................................      1,162           45,875,135              22.35
Colorado......................................................        179            6,634,003               3.23
Connecticut...................................................         80            2,948,243               1.44
Delaware......................................................          7              294,321               0.14
Florida.......................................................        688           25,353,074              12.35
Georgia.......................................................        160            6,111,120               2.98
Idaho.........................................................         53            1,992,050               0.97
Illinois......................................................        202            6,923,881               3.37
Indiana.......................................................        141            5,377,437               2.62
Iowa..........................................................         28            1,023,926               0.50
Kansas........................................................         64            2,330,104               1.14
Kentucky......................................................         89            3,274,834               1.60
Louisiana.....................................................         86            3,309,736               1.61
Maine.........................................................         22              809,211               0.39
Maryland......................................................         16              747,999               0.36
Massachusetts.................................................         88            2,948,177               1.44
Michigan......................................................        107            3,755,601               1.83
Minnesota.....................................................        159            6,109,338               2.98
Mississippi...................................................         20              798,790               0.39
Missouri......................................................         43            1,402,898               0.68
Montana.......................................................          8              313,068               0.15
Nebraska......................................................         64            2,490,540               1.21
Nevada........................................................        147            5,454,853               2.66
New Hampshire.................................................         11              450,092               0.22
New Jersey....................................................         19              728,560               0.35
New Mexico....................................................         88            3,557,827               1.73
New York......................................................         53            2,057,854               1.00
North Carolina................................................         85            3,021,279               1.47
North Dakota..................................................         21              758,992               0.37
Ohio..........................................................         91            2,490,562               1.21
Oklahoma......................................................        140            5,030,232               2.45
Oregon........................................................        136            5,223,960               2.55
Pennsylvania..................................................        197            6,802,115               3.31
Rhode Island..................................................          3              157,323               0.08
South Carolina................................................         45            1,661,395               0.81
South Dakota..................................................         24              964,333               0.47
Tennessee.....................................................         10              347,223               0.17
Texas.........................................................         44            1,514,511               0.74
Utah..........................................................         63            2,209,415               1.08
Virginia......................................................         72            2,420,058               1.18
Washington....................................................        162            6,021,774               2.93
West Virginia.................................................          3               87,252               0.04
Wisconsin.....................................................         92            3,388,555               1.65
Wyoming.......................................................         14              535,174               0.26
                                                                   ------        -------------            -------
  Total.......................................................      5,539        $ 205,259,057             100.00%
                                                                   ------        -------------            -------
                                                                   ------        -------------            -------

                                 CREDIT SCORES*

                                                                                   AGGREGATE      PERCENT OF TOTAL
RANGE OF                                                            NUMBER OF      PRINCIPAL      BY AGGREGATE
CREDIT SCORES                                                       HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------
620 to 639.......................................................         15      $    456,485            0.22%
640 to 659.......................................................      1,091        35,307,805           17.20
660 to 679.......................................................      1,493        56,548,806           27.55
680 to 699.......................................................      1,246        47,620,919           23.20
700 to 719.......................................................        905        35,168,653           17.13
720 to 739.......................................................        468        17,826,113            8.68
740 to 759.......................................................        187         7,063,191            3.44
760 to 779.......................................................         98         3,844,055            1.87
780 to 799.......................................................         32         1,239,658            0.60
Greater or equal to 800..........................................          4           183,371            0.09
                                                                      ------      ------------         -------
     Total.......................................................      5,539      $205,259,057          100.00%
                                                                      ------      ------------         -------
                                                                      ------      ------------         -------

------------------

* Determined prior to origination of the related Home Loan.

     The weighted average Credit Score of the Home Loans as of the Cut-Off Date was approximately 687.

                             DEBT-TO-INCOME RATIOS

                                                                                   AGGREGATE      PERCENT OF TOTAL
RANGE OF                                                            NUMBER OF      PRINCIPAL      BY AGGREGATE
DEBT-TO-INCOME RATIOS(%)                                            HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------
 5.01 to 10.00...................................................          4      $    120,915            0.06%
10.01 to 15.00...................................................          9           303,939            0.15
15.01 to 20.00...................................................         95         3,281,211            1.60
20.01 to 25.00...................................................        363        12,335,214            6.01
25.01 to 30.00...................................................        732        25,865,439           12.60
30.01 to 35.00...................................................      1,205        42,801,588           20.85
35.01 to 40.00...................................................      1,499        55,016,467           26.80
40.01 to 45.00...................................................      1,421        56,257,450           27.41
45.01 to 50.00...................................................        205         9,066,543            4.42
50.01 to 55.00...................................................          5           175,334            0.09
55.01 to 60.00...................................................          1            34,956            0.02
                                                                      ------      ------------         -------
     Total.......................................................      5,539      $205,259,057          100.00%
                                                                      ------      ------------         -------
                                                                      ------      ------------         -------

     The weighted average debt-to-income ratio of the Home Loans as of the Cut-Off Date was approximately 36.32%.

                         COMBINED LOAN-TO-VALUE RATIOS

                                                                                   AGGREGATE      PERCENT OF TOTAL
RANGE OF COMBINED                                                   NUMBER OF      PRINCIPAL      BY AGGREGATE
LOAN-TO-VALUE RATIOS(%)                                             HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------
 15.01 to  20.00.................................................          2      $     25,296            0.01%
 25.01 to  30.00.................................................          1            16,501            0.01
 30.01 to  35.00.................................................          1            15,223            0.01
 35.01 to  40.00.................................................          3            69,223            0.03
 40.01 to  45.00.................................................          4           166,742            0.08
 45.01 to  50.00.................................................          1            49,524            0.02
 50.01 to  55.00.................................................          5           213,643            0.10
 55.01 to  60.00.................................................          7           199,087            0.10
 60.01 to  65.00.................................................          7           185,881            0.09
 65.01 to  70.00.................................................          9           294,010            0.14
 70.01 to  75.00.................................................         12           388,115            0.19
 75.01 to  80.00.................................................         38         1,334,647            0.65
 80.01 to  85.00.................................................         54         1,739,311            0.85
 85.01 to  90.00.................................................         92         2,793,656            1.36
 90.01 to  95.00.................................................        167         5,772,864            2.81
 95.01 to 100.00.................................................        298        10,111,949            4.93
100.01 to 105.00.................................................        505        17,404,824            8.48
105.01 to 110.00.................................................        797        27,051,991           13.18
110.01 to 115.00.................................................        767        27,276,656           13.29
115.01 to 120.00.................................................      1,016        38,649,205           18.83
120.01 to 125.00.................................................      1,734        70,784,149           34.49
125.01 to 130.00.................................................         17           649,043            0.32
Greater than 130.00..............................................          2            67,517            0.03
                                                                      ------      ------------         -------
  Total..........................................................      5,539      $205,259,057          100.00%
                                                                      ------      ------------         -------
                                                                      ------      ------------         -------

                            MORTGAGED PROPERTY TYPES

                                                                                   AGGREGATE      PERCENT OF TOTAL
                                                                    NUMBER OF      PRINCIPAL      BY AGGREGATE
PROPERTY TYPE                                                       HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------
Single Family....................................................      5,250      $195,670,800           95.33%
Condominium......................................................        223         7,283,524            3.55
Multifamily......................................................         30           984,002            0.48
Manufactured housing.............................................         21           778,419            0.38
Two Families.....................................................         15           542,312            0.26
                                                                      ------      ------------         -------
  Total..........................................................      5,539      $205,259,057          100.00%
                                                                      ------      ------------         -------
                                                                      ------      ------------         -------

                                 LIEN POSITION

                                                                                   AGGREGATE      PERCENT OF TOTAL
                                                                    NUMBER OF      PRINCIPAL      BY AGGREGATE
LIEN POSITION                                                       HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------
First Lien.......................................................         29      $  1,039,001            0.51%
Second Lien......................................................      5,493       203,511,206           99.15
Third Lien.......................................................         17           708,849            0.35
                                                                      ------      ------------         -------
  Total..........................................................      5,539      $205,259,057          100.00%
                                                                      ------      ------------         -------
                                                                      ------      ------------         -------

                                 OCCUPANCY TYPE

                                                                                   AGGREGATE      PERCENT OF TOTAL
                                                                    NUMBER OF      PRINCIPAL      BY AGGREGATE
OCCUPANCY TYPE                                                      HOME LOANS      BALANCE       PRINCIPAL BALANCE
-----------------------------------------------------------------   ----------    ------------    -----------------
Owner Occupied...................................................      5,538      $205,239,140           99.99%
Non-Owner Occupied...............................................          1            19,917            0.01
                                                                      ------      ------------         -------
  Total..........................................................      5,539      $205,259,057          100.00%
                                                                      ------      ------------         -------
                                                                      ------      ------------         -------

                                   THE SELLER

GENERAL

     United National Bank ("United") is a national banking association with its principal offices at Parkersburg, Wood County, West Virginia (telephone:
304-428-8800). Organized on March 17, 1839, United provides traditional banking services emphasizing consumer finance, residential mortgage and home equity lending, and business lending. Currently, United has 55 branches located in Ohio and West Virginia. United is regulated by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation ("FDIC"). Deposits at United are insured by the FDIC up to applicable limits, and United is a member of Federal Home Loan Banks of Atlanta and Pittsburgh.

     The parent of United is United Bankshares (the "Parent"), which was formed on May 1, 1984 for the primary purpose of becoming the holding company parent of United. As of December 31, 1998, the Parent had stockholders' equity of $421.5 million. The Parent is regulated by the Board of Governors of the Federal Reserve System.

     For the years ended December 31, 1998 and 1997, United originated or purchased $1.9 billion and $1.1 billion of residential mortgage loans secured by first and second liens, respectively. At December 31, 1998, United had total assets of approximately $4.6 billion and deposits of $3.5 billion.

PURCHASE OF HOME LOANS

     United purchased the Home Loans from originators which had been contacted by The First National Bank of Keystone, a national banking association with its principal offices located in Keystone, West Virginia ("Keystone"). In connection with United's purchase of the Home Loans, Keystone, through its subsidiary, Keystone Mortgage Corp., Inc., a West Virginia corporation ("KMC"), re-underwrote the Home Loans in accordance with the re-underwriting guidelines for Keystone's Equiflex Loan program.

UNDERWRITING CRITERIA

     General. An Equiflex Loan is an uninsured, home improvement and debt consolidation loan. Owners of Equiflex Loans bear the full risk of loss on each loan. A portion of the proceeds of an Equiflex Loan may be used to finance actions or items that substantially protect or improve the basic livability or utility of a single family, owner-occupied property, including improvements which are permanently affixed to the real property. Equiflex Loans also may finance other home improvements.

     The property securing an Equiflex Loan must be the primary residence of the borrower. The borrower must have at least a 50% interest in fee simple title to the real property securing the loan. The mortgage, deed of trust or other security instrument relating to an Equiflex Loan must have a recorded lien position of no less than second unless the related borrower has a credit score (as defined below) of no less than 700, in which case the lien may be in third position. Equiflex Loans secured by third liens require title insurance and a full appraisal of the mortgaged property. A title search is conducted on all property securing an Equiflex Loan.

     The initial principal balances of Equiflex Loans generally range from $10,000 to $60,000 per loan regardless of the actual cost of the improvement. The remaining proceeds may be used by the borrower for debt consolidation and, in certain instances, for the purchase of credit life insurance.

     Equiflex Loans have fixed interest rates and provide for equal installment payments due on a monthly basis. Interest on Equiflex Loans accrues from the date the proceeds of the loan are disbursed to the borrower. Interest is calculated according to the actuarial method. The terms of the Equiflex Loans may require the payment of a penalty if any such loan is prepaid in whole or in part. Generally, the term of an Equiflex Loan is at least 6 months but not greater than 25 years.

     Origination. Keystone's Equiflex Loan program requires that each originator use prudent lending standards in originating such loans and satisfy the underwriting requirements of the Equiflex Loan program. The Equiflex Loans are direct loans, whereby the borrower makes an application directly to an originator without any assistance from a dealer. Such application must be executed by the borrower and any co-maker or co-signer. The originator then reviews the loan application to determine whether the borrower or any co-maker is solvent, is an acceptable credit risk and possesses income which is adequate to meet both the periodic payments on the loan, as well as the borrower's other housing and recurring expenses.

     In connection with such analysis, each originator examines the credit score assigned in a borrower's credit report. Credit scores assigned in a borrower's credit history and utilized by the originators are based on several similar, but not identical methodologies. Generally, a borrower under the Equiflex Loan program must have a credit score of at least 640 (or 620, generally, if purchased prior to March 1, 1998) or, if less than 40% of the proceeds are used to finance improvements on the borrower's home, at least 670. A credit score represents a numerical weighting of a borrower's credit characteristics that permits lenders to determine the risk a borrower presents and the likelihood that a loan will be repaid. Such characteristics include: number of credit lines, payment history, past delinquencies, severity of delinquencies, level of indebtedness, types of credit, and length of credit history. For purposes of risk analysis and pricing in the secondary mortgage market, credit scores are translated into letter designations of "A" through "D", with "A" representing the highest rating. A credit score of 650 or higher is generally assumed to indicate an "A" borrower.

     Re-underwriting by Keystone. Each Equiflex Loan is re-underwritten by Keystone to ensure that the loan meets the requirements of the Equiflex Loan program. In connection therewith, Keystone reviews the contents of each credit file, reevaluates the borrower's credit application, and verifies each credit score assigned in the borrower's credit report. Generally, United will not purchase an Equiflex Loan that does not have a credit score of at least 640 (or 620, generally, if purchased prior to March 1, 1998) or otherwise meets the expense-to-income ratios of the Equiflex Loan program unless the personal circumstances of the borrower and documents in the related credit file demonstrate the existence of compensating factors concerning the borrower's creditworthiness which support the purchase of such loan.

     Exceptions to Keystone's underwriting guidelines may be made by a senior officer of Keystone. The factors considered when determining if an exception to the general underwriting standards should be made include quality and value of the property, how long the borrower has owned the property, amounts of disposable income, length and type of employment, credit history, current and pending debt obligations, payment habits, status of past and other existing mortgages and special circumstances that merit variation from the underwriting guidelines.

REPURCHASE OR SUBSTITUTION OF HOME LOANS

     The Trust will have the option after the Closing Date to deposit monies into the Collection Account and release from the lien of the Indenture any Home Loan incident to foreclosure or default thereof. The Seller will be obligated either to repurchase any Defective Home Loan or to remove such Defective Home Loan and substitute a Qualified Substitute Home Loan (as defined below). Any such purchase or repurchase of any Home Loan (rather than the replacement thereof through substitution) will result in accelerated principal payments on the Securities.

     The Seller is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Home Loan (a "Defective Home Loan") or (ii) on or before the Determination Date next succeeding the end of such 60-day period, to repurchase such Defective Home Loan, at a price (the "Purchase Price") equal to the Principal Balance of such Defective Home Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Home Loan to and including the Due Date in the most recent Due Period computed at the applicable Home Loan Rate. In lieu of repurchasing a Defective Home Loan, the Seller may replace such Defective Home Loan with one or more Qualified Substitute Home Loans. If the aggregate outstanding principal balance of the Qualified Substitute Home Loan(s) is less than the outstanding principal balance of the Defective Home Loan(s), the Seller will also deposit in the Collection Account an amount (a "Substitution Adjustment") equal to such shortfall, which will result in a prepayment of principal on the Securities then entitled to receive principal in the amount of such shortfall. As used herein, a "Qualified Substitute Home Loan" is a home loan that (i) has an interest rate that differs from the Home Loan Rate for the Defective Home Loan it replaces (each, a "Deleted Home Loan") by no more than one percentage point, (ii) matures not more than one year later than and not more than one year earlier than that of the Deleted Home Loan, (iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Home Loan as of such date, (iv) has a lien priority no lower than the Deleted Home Loan, (v) complies as of the date of substitution with each representation and warranty set forth in the Home Loan Purchase Agreement with respect to the Home Loans, and (vi) has a borrower with a comparable credit grade classification to that of the borrower under the Deleted Home Loan; provided, that with respect to a substitution of multiple loans, items (i), (ii),
(iii) and (vi) above may be considered on an aggregate or weighted average basis.

     No assurance can be given that, at any particular time, the Seller will be capable, financially or otherwise, of repurchasing Defective Home Loans or substituting Qualified Substitute Home Loans for Defective Home Loans in the manner described above. If the Seller repurchases, or is obligated to repurchase, Defective Home Loans from any additional series of asset backed securities, the financial ability of the Seller to repurchase Defective Home Loans from the Trust may be adversely affected. In addition, other events relating to the Seller and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the Seller to repurchase Defective Home Loans from the Trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Servicer or the Indenture Trustee is unable to collect all amounts due to the Trust in respect of such Defective Home Loan, the resulting loss will be borne by Noteholders to the extent that such loss is not otherwise covered by amounts available from the applicable credit enhancement. See "Risk Factors-- Potential Inadequacy of Credit Enhancement" herein.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF UNITED

     The Seller has no historical delinquency and default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Home Loans underwritten pursuant to Keystone's Equiflex Loan Program described herein. The Seller began acquiring home loans comparable to the Home Loans on March 3, 1998. Accordingly, there is insufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of home loans similar to the Home Loans. See "Risk Factors--Limited Historical Delinquency, Loss and Payment Information" herein.

CO-ADMINISTRATOR DUTIES

     United, as Co-Administrator, will also perform certain administrative functions on behalf of the Trust pursuant to the Administration Agreement.

                                  THE SERVICER

GENERAL

     The Servicer will service the Home Loans in accordance with the terms set forth in the Sale and Servicing Agreement and will be entitled to the Servicing Fee and to certain additional servicing compensation. The Servicer may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the Servicer alone were servicing the Home Loans. The information set forth in this section has been provided by the Servicer, and neither the Depositor nor the Seller makes any representation as to the accuracy or completeness of such information.

THE SERVICER

     Advanta Mortgage Corp. USA, the Servicer, is a subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly-traded company with its principal executive offices located in Spring House, Pennsylvania with assets as of December 31, 1998, in excess of $3.7 billion. Advanta Parent, through its subsidiaries (including the Servicer), managed assets (including mortgage loans) in excess of $12.3 billion as of December 31, 1998.

     As of December 31, 1998, the Servicer and its subsidiaries were servicing approximately 111,700 mortgage loans in its own portfolio, representing an aggregate outstanding principal balance of approximately $7.7 billion, and approximately 124,000 mortgage loans in the third-party servicing portfolio representing an aggregate outstanding principal balance of approximately
$8.3 billion.

RECENT DEVELOPMENTS RELATED TO ADVANTA PARENT

     On January 25, 1999 Advanta Parent reported that on Friday, January 22, 1999, Fleet Financial Group, Inc. and certain of its affiliates ("Fleet") filed a complaint (the "Complaint") against Advanta Parent and certain other affiliates relating to the transaction with Fleet which closed on February 20, 1998 in which Advanta Parent contributed most of its consumer credit card business to a limited liability company owned by Fleet (the "Fleet Transaction"). The complaint centers around post-closing adjustments and other matters relating to the Fleet Transaction.

     Advanta Parent believes that the lawsuit is without merit and, on February 16, 1999, Advanta Parent filed its answer and counterclaims in which it denies all of the substantive allegations in the Complaint and seeks damages from Fleet. Advanta Parent does not expect this suit to have any material adverse financial impact on its business.

     This Prospectus Supplement contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties is the uncertainty of the legal process. Additional risks that may affect Advanta Parent's performance are detailed in Advanta Parent's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

     The ability of Advanta Parent's subsidiaries to honor their financial and other obligations is to some extent influenced by the financial condition of Advanta Parent. Such obligations, insofar as they relate to the Trust, primarily consist of the obligations of the Servicer pursuant to the Sale and Servicing Agreement. To the extent that the Servicer's ability to perform such obligations is adversely affected by the financial condition of Advanta Parent, the Home Loans may experience an increased level of delinquencies and losses.

     Servicer Events of Default. "Servicer Events of Default" will consist of, subject to applicable cure periods, without limitation: (i) any failure of the Servicer to deposit in the Collection Account any amount required to be deposited under the Sale and Servicing Agreement, which failure continues unremedied for two Business Days; (iii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which failure continues unremedied for a period of 30 days after notice; (iii) the cumulative loss experience with respect to the Home Loans exceeds certain levels as specified in the Sale and Servicing Agreement; and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations or the Servicer shall dissolve or liquidate, in whole or part, in any material respect.

     If a Servicer Event of Default occurs, the Indenture Trustee may, and at the direction of (i) the holders of a majority of the then outstanding amount of the Notes, or (ii) the Trust with the consent of the holders of a majority of the then outstanding amount of the Notes shall, remove the Servicer. The Servicer may resign, only in accordance with the terms of the Sale and Servicing Agreement. No removal or resignation shall become effective until the Indenture Trustee or a successor servicer acceptable to the Indenture Trustee shall have assumed the Servicer's responsibilities and obligations in accordance therewith.

     The Servicer may not assign its obligations under the Sale and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Indenture Trustee, which consent shall not be unreasonably withheld; provided, that any assignee must meet the eligibility requirements for a successor Servicer set forth in the Sale and Servicing Agreement.

     Delinquency and Loss Experience of the Servicer

     Advanta has been servicing home loans similar to the Home Loans since
June 1996. Advanta does not have available for distribution loss and delinquency information with respect to its aggregate portfolio of home loans similar to the Home Loans which are serviced for others because such home loans were underwritten pursuant to a variety of underwriting guidelines of many different originators and aggregating loss and delinquency experience with respect to such home loans would not provide meaningful statistics for comparison to the Home Loans. However, the Servicer does maintain loss and delinquency information with respect to each portfolio it services for others. See "Risk Factors--Limited Historical Delinquency, Loss and Prepayment Information" herein.

                       DESCRIPTION OF CREDIT ENHANCEMENT

SUBORDINATION AND ALLOCATION OF LOSSES

     On each Payment Date, payments of interest on the Securities will be made, first to the Class A Notes and the Class A-IO Certificates pro rata (based on the amount of interest payable thereon on such Payment Date), second to the Class M-1 Notes, third to the Class M-2 Notes, fourth to the Class B-1 Certificates, fifth to the Class B-2 Certificates, sixth to the Class B-3 Certificates and seventh to the Class B-4 Certificates. No interest will be paid to a Security until all required interest payments have been made to each Security with a higher order of priority. On each Payment Date, payments of principal on the Securities will be made, first to the Class A Notes, until the Class Principal Balance thereof is reduced to the Class A Optimal Principal Balance, second to the Class M-1 Notes, until the Class Principal Balance thereof is reduced to the Class M-1 Optimal Class Principal Balance, third to the Class M-2 Notes, until the Class Principal Balance thereof is reduced to the Class M-2 Optimal Principal Balance, fourth to the Class B-1 Certificates, until the Class Principal Balance thereof is reduced to the Class B-1 Optimal Principal Balance, fifth to the Class B-2 Certificates, until the Class Principal Balance thereof is reduced to the Class B-2 Optimal Principal Balance, sixth to the Class B-3 Certificates, until the Class Principal Balance thereof is reduced to the Class B-3 Optimal Principal Balance, and seventh to the Class B-4 Certificates, until the Class Principal Balance thereof is reduced to the Class B-4 Optimal Principal Balance.

     The rights of the holder of the Residual Interest Certificate to receive distributions on any Payment Date will be subordinate to such rights of the other Securityholders. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the Notes and to afford such holders protection against losses on the Home Loans. See "RISK FACTORS--Potential Inadequacy of Credit Enhancement" herein.

     On each Payment Date, the "Allocable Loss Amount" will be equal to the excess, if any, of (a) the aggregate of the outstanding principal balances of the Securities (after giving effect to all payments on such Payment Date) over
(b) the Pool Principal Balance as of the end of the preceding Due Period. On each Payment Date, any Allocable Loss Amount will be applied in reduction of the Class Principal Balance of, first the Class B-4 Certificates, until the Class Principal Balance thereof is reduced to zero, second the Class B-3 Certificates, until the Class Principal Balance thereof is reduced to zero, third the Class B-2 Certificates, until the Class Principal Balance thereof is reduced to zero, fourth the Class B-1 Certificates, until the Class Principal Balance thereof is reduced to zero, fifth the Class M-2 Notes, until the Class Principal Balance thereof is reduced to zero, and sixth the Class M-1 Notes, until the Class Principal Balance thereof is reduced to zero. No Allocable Loss Amounts will be allocated to the Class A Notes.

     On each Payment Date, a Class of Securities which previously had Allocable Loss Amounts allocated to it will be entitled to receive any Deferred Amounts available on such Payment Date, up to the amount of any unreimbursed allocation of Allocable Loss Amounts, in the following order of priority, first to the Class M-1 Notes, second to the Class M-2 Notes, third to the Class B-1 Certificates, fourth to the Class B-2 Certificates, fifth to the Class B-3 Certificates and sixth to the Class B-4 Certificates.

     "Deferred Amounts" for any Payment Date will equal any amounts remaining after giving effect to the distributions in clauses (i) through (xvi) under "Description of the Transfer and Servicing Agreements--Priority of Distributions" herein.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Trust will issue the Class A Notes, the Class M-1 Notes and the Class M-2 Notes (together, the "Notes") pursuant to the Indenture. The Trust will also issue the Class A-IO Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates and the Residual Interest Certificates (together, the "Certificates" and together with the Notes, the "Securities") pursuant to the Trust Agreement dated as of March 1, 1999 (the "Trust Agreement") among the Depositor, the Owner Trustee and the Co-Owner Trustee. The Notes will be secured by the assets of the Trust pursuant to the

Indenture. The Certificates will represent the ownership interest in the Trust. The Certificates are not being offered hereby.

     On each Payment Date, the Indenture Trustee or its designee and the Owner Trustee or its designee will pay to the persons in whose names the Securities are registered on the last Business Day of the month immediately preceding the month of the related Payment Date (the "Record Date") the portion of the aggregate payment to be made to each Securityholder as described below. A "Certificateholder" is a holder of record of any Class of Certificates as of the related Record Date. A "Noteholder" is a holder of record of any Class of Notes as of the related Record Date. A "Securityholder" is either a Certificateholder and/or a Noteholder. Payments on the Notes will be made to Beneficial Owners only through DTC and its Participants (except under certain limited circumstances).

BOOK-ENTRY AND DEFINITIVE NOTES

     The Notes will be issued in the form of beneficial interests in one or more restricted global certificates (the "Book-Entry Notes"), deposited with a custodian for The Depository Trust Company ("DTC" and, together with any successor depository selected by the Depositor, the "Depository"). The Notes will not be issued in bearer form. Beneficial interests in the Notes may be held in denominations of $25,000 or any integral multiples of $1 in excess thereof. The registered holders of the Notes are sometimes referred to in this section as "Noteholders" and the owners of beneficial interests in the Book-Entry Notes as "Note Owners".

     BOOK-ENTRY NOTES. The Notes will be represented initially by one or more Book-Entry Notes and will be deposited with DTC or its custodian and registered in the name of Cede & Co., as nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Owners of beneficial interests in Book-Entry Notes that are not Participants or Indirect Participants of DTC who desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal of and interest on the Notes through Participants, as described below. It is anticipated that the only "Noteholder" of record of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Notes among Participants on whose behalf it acts with respect to the Book-Entry Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not hold physical certificates for Notes represented by the Book-Entry Notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests in such Notes.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Notes, may be limited due to the lack of a physical certificate.

     DTC has advised the Trust that, unless and until Physical Notes are issued in registered form, it will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Trust, the Owner Trustee, the Seller, the Servicer, the Co-Owner Trustee or the Indenture Trustee will have any liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DEFINITIVE NOTES. Physical Notes will be issued in registered form to Noteholders, or their nominees, rather than to DTC, only if (i) DTC advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to such Notes and the Indenture Trustee is unable to locate a qualified successor;
(ii) the Trust, at its sole option and with the consent of the Indenture Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of any Indenture Event of Default, DTC, at the direction of Noteholders having a majority in interest of the Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical securities being issued to Noteholders is no longer in the best interest of Noteholders. Upon issuance in registered form of physical Notes, such Notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

     The holder of any Definitive Note may exchange the same in whole or in part (in an original principal amount equal to $25,000 or any integral multiple of $1 in excess thereof) for other Definitive Notes or, if such holder is entitled to hold an interest in Book-Entry Notes (subject to the rules and procedures of DTC), for a beneficial interest in Book-Entry Notes by surrendering such Definitive Note to the Indenture Trustee (and completing the form of transfer on the reverse thereof) together with any certificate or other required documentation. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

PAYMENTS

     For the definitions of certain of the defined terms used in the following subsection, see "--Related Definitions" below.

     AVAILABLE COLLECTION AMOUNT. Payments on the Securities on each Payment Date will be made from the Available Collection Amount. The Available Collection Amount will be calculated on the second Business Day prior to each Payment Date (each such day, a "Determination Date"). The Indenture Trustee will withdraw from the Collection Account for deposit in the Note Payment Account and the Certificate Distribution Account the Available Collection Amount on the Business Day prior to each Payment Date. With respect to each Payment Date, the "Available Collection Amount" is the sum of (i) all amounts received in respect of the Home Loans or paid by the Trust or the Seller (exclusive of amounts not required to be deposited in or permitted to be withdrawn from the Collection Account pursuant to the Sale and Servicing Agreement) during the related Due Period (and, in the case of amounts required to be paid by the Seller in connection with the purchase or substitution of a Defective Home Loan or amounts paid by the Trust for the repurchase of a Home Loan incident to default, foreclosure or imminent default, deposited in the Collection Account on or before the related Determination Date), and (ii) with respect to the final Payment Date, or an early redemption or purchase of the Securities by the Residual Interest Certificateholder or the Servicer, the Termination Price.

     PAYMENTS OF INTEREST. Interest on the Class Principal Balance (or Class Notional Balance) of each Class of Securities will accrue during each Accrual Period at the applicable Interest Rate set forth on the cover hereof, in the case of the Notes, or described herein, in the case of the Certificates, and will be payable to Securityholders on each Payment Date, commencing in April 1999. The "Accrual Period" for each Class of Securities will be the calendar month preceding the month in which the related Payment Date occurs. Interest on each Class of Securities will be calculated on the basis of a 360-day year of twelve 30-day months.

     The Interest Rate on any Class A-IO Certificate for any Payment Date will be equal to the excess of (a) the Net Weighted Average Rate for such Payment Date over (b) 6.91%. The "Class Notional Balance" for the Class A-IO Certificates and any Payment Date, will equal the Pool Principal Balance as of the first day of the related Due Period. The "Net Weighted Average Rate" with respect to any Payment Date will be the per annum rate equal to the weighted average (by principal balance) of the Home Loan Rates as of the first day of the related Due Period, as reduced by the Servicing Fee Rate, Owner Trustee fee rate and the Indenture Trustee fee rate.

     Payments of interest on the Securities will be made from the Available Collection Amount remaining after payment of the fees payable to the Indenture Trustee, the Owner Trustee and the Co-Owner Trustee (the "Available Funds"). Under certain circumstances the amount available to make interest payments on any Payment Date could be less than the amount of interest due on all of the Securities on such date. Any such interest deficiency with respect to any Class of Securities, along with interest at the Interest Rate for such Class on such deficiency (if permitted by applicable law), will be paid to holders of each affected Class of Securities on subsequent Payment Dates to the extent that sufficient funds are available therefor. The Trust will remain obligated to pay interest deficiencies on the Securities, which are carried forward until such deficiencies have been paid. See "--Rights of Noteholders Upon Occurrence of Event of Default" herein.

     PAYMENTS OF PRINCIPAL. Principal payments will be from Available Funds made on each Payment Date in an amount equal to the Regular Principal Payment Amount.

PAYMENT PRIORITIES ON THE SECURITIES

     See "Description of the Transfer and Servicing Agreements--Priority of Payments" herein.

RELATED DEFINITIONS

     Aggregate Liquidation Losses: With respect to any Payment Date, the aggregate losses incurred with respect to Liquidated Home Loans from the Cut-off Date through the last day of the related Due Period, after giving effect to the receipt of any related Net Liquidation Proceeds.

     Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in San Diego, California, Salt Lake City, Utah, New York City, New York or the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

     Certificateholder's Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of the Certificateholder's Monthly Interest Distribution Amount for the preceding Payment Date and any Certificateholder's Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates (including interest on such outstanding amount at the applicable Interest Rate if permitted by applicable law), over the amount in respect of interest that was distributed on the Certificates on such preceding Payment Date.

     Certificateholder's Interest Distribution Amount: With respect to any Payment Date, the sum of the Certificateholder's Monthly Interest Distribution Amount for such Payment Date and the Certificateholder's Interest Carry-Forward Amount for such Payment Date; provided, however, that on the Payment Date, if any, on which the Principal Balance of the Class B-1 Certificates is reduced to zero through application of the Allocable Loss Amount, the amount of the Certificateholder's Interest Distribution Amount will be equal to such amount calculated without giving effect to this proviso, minus the portion, if any, of the Allocable Loss Amount that otherwise would be applied to any Class of Notes on such Payment Date in the absence of this proviso.

     Certificateholder's Monthly Interest Distribution Amount: With respect to any Payment Date, the aggregate amount of interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance or Class Notional Balance, as applicable, of each Class of Certificates immediately preceding such Payment Date.

     Class A Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, zero; and with respect to any other Payment Date, an amount equal to 10% of the Pool Principal Balance as of the end of the related Due Period.

     Class B-1 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class B-1 Certificates, provided that on and after the Payment

Date on which the aggregate Class Principal Balance of the Notes is reduced to zero, the Class B-1 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period minus the sum of
(a) the aggregate of the Class Principal Balances of the Class A Notes, the Class M-1 Notes and the Class M-2 Notes (after taking into account any payments made on such Payment Date in reduction thereof) and (b) 38% of the Pool Principal Balance as of the end of the related Due Period.

     Class B-2 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class B-2 Certificates, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the Notes and the Class B-1 Certificates is reduced to zero, the Class B-2 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period, minus the sum of (a) the aggregate of the Class Principal Balances of the Notes and the Class B-1 Certificates (after taking into account any payments made on such Payment Date in reduction thereof) and (b) (b) 32% of the Pool Principal Balance as of the end of the related Due Period.

     Class B-3 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class B-3 Certificates, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the Notes, the Class B-1 Certificates and the Class B-2 Certificates is reduced to zero, the Class B-3 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period, minus the sum of (a) the aggregate of the Class Principal Balances of the Notes, the Class B-1 Certificates and the Class B-2 Certificates (after taking into account any payments made on such Payment Date in reduction thereof) and (b) 28% of the Pool Principal Balance as of the end of the related Due Period.

     Class B-4 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class B-4 Certificates, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the Notes, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates is reduced to zero, the Class B-4 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period, minus the sum of the aggregate of the Class Principal Balances of the Notes, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (after taking into account any payments made on such Payment Date in reduction thereof).

     Class M-1 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class M-1 Notes, provided that on and after the Payment Date on which the Class Principal Balance of the Class A Notes is reduced to zero, the Class M-1 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period, minus the sum of (a) the Class Principal Balance of the Class A Notes (after taking into account any payments made on such Payment Date in reduction thereof) and (b) 76% of the Pool Principal Balance as of the end of the related Due Period.

     Class M-2 Optimal Principal Balance: With respect to any Payment Date prior to the Stepdown Date, the original Class Principal Balance of the Class M-2 Notes, provided that on and after the Payment Date on which the aggregate Class Principal Balance of the Class A Notes and the Class M-1 Notes is reduced to zero, the Class M-2 Optimal Principal Balance for any Payment Date prior to the Stepdown Date shall be zero; and with respect to any other Payment Date, the Pool Principal Balance as of the end of the related Due Period, minus the sum of
(a) the aggregate of the Class Principal Balances of the Class A Notes and the Class M-1 Notes (after taking into account any payments made on such Payment Date in reduction thereof) and (b) 62% of the Pool Principal Balance as of the end of the related Due Period.

     Class Optimal Principal Balance: Either of the Class A Optimal Principal Balance or the Class M-1 Optimal Principal Balance, as applicable.

     Class Principal Balance: For each class of Securities, other than the Class A-IO Certificates and the Residual Interest Certificate, as of any date of determination, the balance equal to the Original Class Principal Balance thereof reduced by (i) all amounts previously paid to the Securityholders of such Class in reduction of the Class Principal Balance thereof on all previous Payment Dates and (ii) any Allocable Loss Amounts previously applied thereto.

     Due Period: With respect to each Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

     Insurance Proceeds: With respect to any Payment Date and any Home Loan, the proceeds paid to the Indenture Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Home Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Home Loan, net of any expenses incurred by the Indenture Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed, but excluding any such proceeds that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures.

     Interest Payment Amount: The sum of the Noteholders' Interest Payment Amount and the Certificateholder's Interest Distribution Amount.

     Liquidated Home Loan: A defaulted Home Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related collateral securing such Home Loan, or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

     Net Liquidation Proceeds: With respect to any Payment Date, any cash amounts received in respect of Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of REO, whole loan sale or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties related to defaulted Home Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Fees and unreimbursed Servicing Advances (including such Servicing Advances deemed to be nonrecoverable Servicing Advances) made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties.

     Noteholders' Interest Carry-Forward Amount: With respect to any Payment Date, the excess, if any, of the Noteholders' Monthly Interest Payment Amount for the preceding Payment Date and any Noteholders' Interest Carry-Forward Amount remaining outstanding with respect to prior Payment Dates (including interest on such outstanding amount at the applicable Interest Rate if permitted by applicable law), over the amount in respect of interest that was paid on the Notes on such preceding Payment Date.

     Noteholders' Interest Payment Amount: With respect to any Payment Date, the sum of the Noteholders' Monthly Interest Payment Amount for such Payment Date and the Noteholders' Interest Carry-Forward Amount for such Payment Date.

     Noteholders' Monthly Interest Payment Amount: With respect to any Payment Date, the aggregate of interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Balance of each Class of Notes immediately preceding such Payment Date.

     Original Class Principal Balance: The principal balance for each class of Security (other than the Class A-IO Certificates and the Residual Interest Certificates) on the Closing Date.

     Regular Payment Amount:  With respect to any Payment Date, the lesser of
(a) the Available Funds and (b) the sum of (i) the Interest Payment Amount and
(ii) the Regular Principal Payment Amount.

     Regular Principal Payment Amount: With respect to each Payment Date, an amount equal to the lesser of:

          (a) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all partial and full principal prepayments applied by the Servicer during such Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received by the Servicer during such Due Period in respect of any Home Loan, to the extent received on or prior to the date on which such Home Loan became a Liquidated Home Loan,

     (iv) that portion of the Purchase Price of any repurchased Home Loan allocable to principal and (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date; and

          (b) the aggregate of the outstanding principal balances of the Securities immediately prior to such Payment Date.

     Released Mortgaged Property Proceeds: With respect to any Payment Date and any Home Loan, the proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, accepted servicing practices and the Sale and Servicing Agreement, less unreimbursed Servicing Fees and Servicing Advances (including such Servicing Advances deemed to be nonrecoverable with respect to such Home
Loan).

     Stepdown Date: The Payment Date occurring on the later of (i) the first Payment Date after the Payment Date in March 2002 and (ii) the Payment Date on which the Class A Principal Balance, after giving effect to payments of principal on such Payment Date, is less than or equal to 10% of the Pool Principal Balance as of the end of the related Due Period; provided, however, if the Aggregate Liquidation Losses for such Payment Date exceed 28% of the Original Pool Principal Balance, then the Stepdown Date will be the Payment Date on which the Class A Principal Balance, after giving effect to payments of principal on such Payment Date, is less than or equal to 4% of the Pool Principal Balance as of the end of the related Due Period.

     Termination Price: An amount equal to the sum, as of the related Payment Date, of (a) the aggregate of the outstanding Class Principal Balances of the Securities plus all accrued and unpaid interest thereon at the applicable Interest Rates, (b) any Servicing Compensation due and unpaid, (c) any unreimbursed Servicing Advances, including such Servicing Advances deemed to be nonrecoverable, (d) any unreimbursed Deferred Amounts owed to a Class of Notes and (e) the Indenture Trustee, the Co-Owner Trustee and Owner Trustee fees due and unpaid.

OPTIONAL REDEMPTION

     The Residual Interest Certificateholder may (and, if the Residual Interest Certificateholder does not exercise such option for 30 days or more, then the Servicer may) effect an early redemption of the Notes and purchase of the Certificates on any Payment Date on or after which the Pool Principal Balance declines to 5% or less of the Original Pool Principal Balance by depositing with the Indenture Trustee an amount equal to the Termination Price (the first such Payment Date, the "Initial Call Date"). On the first Payment Date after the Initial Call Date, the Interest Rate of each Class of Securities with a Class Principal Balance will be increased by 0.50% per annum if the early redemption is not effected.

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

     Events of default under the Indenture (each an "Indenture Event of Default") will include, without limitation (i) default for a period in excess of five days in the payment of any interest on any Note or default in the payment of the entire Principal Balance (including any Deferred Amount to the extent required to be paid under the Indenture) of any Note on the Maturity Date; (ii) default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture which is was not eliminated or otherwise cured, for a period of 30 days after notice to the Issuer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Issuer and certain actions by the Issuer indicating insolvency, reorganization or inability to pay its obligations or if the Issuer shall dissolve or liquidate, in whole or in part, in any material respect.

     A failure to pay the full amount of the portion of the Noteholders' Interest Payment Amount within five days of the Payment Date on which such payment is due (without regard to the amount of Available Funds) will constitute an Indenture Event of Default. Until the Notes have been declared due and payable upon an

Indenture Event of Default, the holders of the Notes may not request the Indenture Trustee to take any action, other than the application of Available Funds to principal and interest as provided herein, and may not otherwise take or cause any action to be taken to enforce the obligation of the Trust to pay principal and interest on the Notes. Upon the occurrence of a Servicer Event of Default, the Indenture Trustee may have the right to terminate the Servicer.

     Subject to the conditions specified herein under "Description of the Transfer and Servicing Agreements--Duties of Owner Trustee and Indenture Trustee", upon the occurrence and continuation of an Indenture Event of Default, Holders of the Most Senior Class (as defined in the Sale and Servicing Agreement) of Notes representing more than 66 2/3% of the then outstanding amount of such Class of Notes may exercise their remedies under the Indenture. These remedies include (i) the right to declare the principal of each Class of Notes to be immediately due and payable and (ii) the right to direct the Indenture Trustee's actions under the Indenture to consent to the sale of the assets pledged to secure the Notes; provided, however, if the amount payable to Noteholders from the proceeds of such sale will not be sufficient to discharge in full all unpaid principal and interest accrued (including any Deferred Amounts) on the outstanding Notes, such direction shall require the request of the holders of 100% of the outstanding amount of the Notes.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Home Loan Purchase Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "The Agreements" in the Prospectus.

SALE AND ASSIGNMENT OF THE HOME LOANS

     On the Closing Date, the Seller will sell the Home Loans (excluding, the right to receive prepayment fees and prepayment penalties which right will be retained by the Seller) to the Depositor, and the Depositor will sell the Home Loans (excluding, the right to receive prepayment fees and prepayment penalties which right will be retained by the Seller) to the Trust. The Trust will, concurrently with such sale of the Home Loans, deliver or cause to be delivered the Securities to the Depositor. The Trust will pledge and assign the Home Loans to the Indenture Trustee in exchange for the Notes. Each Home Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement.

     In addition, the Seller will, as to each Home Loan, deliver or cause to be delivered to the Custodian the related mortgage note endorsed to the order of the Indenture Trustee without recourse, any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in the name of the Indenture Trustee in recordable form, and any intervening assignments of the Mortgage (collectively, a "Home Loan File"); provided, however, with respect to a substantial number of the Home Loans, the assignment from Keystone to United has not been recorded. The Indenture Trustee will record such assignment within thirty days of the Closing Date. See "Risk Factors--Lack of Perfected Security Interest on the Home Loans." Assignments of the Mortgages to the Indenture Trustee will be recorded by the Indenture Trustee in the real property records for those states in which such recording is deemed necessary to protect the Trust and the Indenture Trustee's interest in the Home Loans against the claims of certain creditors of the Seller or subsequent purchasers. In these circumstances, the Indenture Trustee will deliver such assignments to the Custodian after recordation. In the event that, with respect to any Home Loan as to which recordation of the related assignment is required, the Seller cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Seller will deliver or cause to be delivered to the Custodian a certified true photocopy of such Mortgage or assignment. The Seller will deliver or cause to be delivered to the Custodian any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Indenture Trustee or the Custodian will review (or cause to be reviewed) each Home Loan File within 30 days after the conveyance of the related Home Loan to the Trust to ascertain that all required documents have been executed and received.

SERVICING

     In consideration for the performance of the loan servicing functions for the Home Loans, the Servicer is entitled to a monthly fee (the "Servicing Fee") equal to 0.75% per annum (the "Servicing Fee Rate") of the Pool Principal Balance as of the first day of the Due Period immediately preceding the related Payment Date. The Servicer may retain subservicers to service certain of the Home Loans. Any such subservicer may be an affiliate of the Servicer. The Servicer will remain responsible for the servicing of any such Home Loans and will pay the fees of any subservicer out of its own funds. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, late payment charges, investment income on the amounts in the Collection Account and any other servicing-related penalties and fees other than prepayment fees or prepayment penalties (collectively, such additional compensation and Servicing Fee, the "Servicing Compensation").

     In the event of a delinquency or default with respect to a Home Loan, neither the Servicer nor any subservicer will have an obligation to advance scheduled monthly payments of principal or interest with respect to such Home Loan. However, the Servicer or any subservicer will make reasonable servicing advances with respect to the Home Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described herein (including such Servicing Advances deemed to be nonrecoverable). Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and insurance. Any Servicing Advances including nonrecoverable Servicing Advances by the Servicer or any subservicer will be netted from collections on the Home Loans prior to deposit in the Collection Account or withdrawn from the Collection Account, as described under "--Collection Account, Note Payment Account and Certificate Distribution Account" below.

COLLECTION ACCOUNT, NOTE PAYMENT ACCOUNT AND CERTIFICATE DISTRIBUTION ACCOUNT

     The Servicer is required to deposit in an Eligible Account (as defined in the Sale and Servicing Agreement) (the "Collection Account"), within two Business Days of receipt, all payments received after the Cut-Off Date on account of principal and interest on the Home Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Home Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes and the purchase of the Certificates. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Home Loans on or before the Cut-Off Date. The Servicer will be entitled to net its Servicing Compensation, Servicing Advances and any unreimbursed Servicing Compensation and Servicing Advances prior to deposit into the Collection Account or to withdraw such amounts therefrom. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement.

     Amounts on deposit in the Collection Account will be invested in Permitted Investments at the direction of the Servicer. All interest and any other investment earnings on amounts on deposit in the Collection Account (net of investment losses) will be payable to the Servicer from the Collection Account as part of its Servicing Compensation.

     Any subservicer will also maintain a collection account for deposit of payments received with respect to the Home Loans being serviced by such subservicer. Such subservicer's collection account will be an Eligible Account and will satisfy requirements that are substantially similar to the requirements for the Collection Account.

     The Indenture Trustee will establish and maintain an Eligible Account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Payment Account"). The Indenture Trustee will also establish and maintain an Eligible Account, in the name of the Co-Owner Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the "Certificate Distribution Account"). The Note Payment Account and the Certificate Distribution Account are referred to herein collectively as the "Payment Accounts".

PRIORITY OF PAYMENTS

     On the Business Day prior to each Payment Date, the Indenture Trustee will withdraw from the Collection Account the Available Collection Amount for deposit into the Payment Accounts. On each Payment Date, the Indenture Trustee will make withdrawals from the applicable Payment Account for application of the amounts specified below in the following order of priority:

          (i) to provide for the payment to the Servicer of the Servicing Compensation and all unpaid Servicing Compensation from prior Due Periods to the extent not previously retained by the Servicer or withdrawn from the Collection Account and paid to the Servicer;

          (ii) to each of the Indenture Trustee, the Co-Owner Trustee, and the Owner Trustee fees due and payable on such Payment Date;

          (iii) to the holders of the Class A Notes and the Class A-IO Certificates, pro rata, the portion of the Noteholders' Interest Payment Amount and Certificateholder's Interest Distribution Amount, respectively, required to be paid in respect of such Class on such Payment Date;

          (iv) to the holders of the Class M-1 Notes, the portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Class M-1 Notes on such Payment Date;

          (v) to the holders of the Class M-2 Notes, the portion of the Noteholders' Interest Payment Amount required to be paid in respect of the Class M-2 Notes on such Payment Date;

          (vi) to the holders of the Class B-1 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-1 Certificates on such Payment Date;

          (vii) to the holders of the Class B-2 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-2 Certificates on such Payment Date;

          (viii) to the holders of the Class B-3 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-3 Certificates on such Payment Date;

          (ix) to the holders of the Class B-4 Certificates, the portion of the Certificateholders' Interest Distribution Amount required to be paid in respect of the Class B-4 Certificates on such Payment Date;

          (x) to the holders of the Class A Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class A Optimal Principal Balance;

          (xi) to the holders of the Class M-1 Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class M-1 Optimal Principal Balance;

          (xii) to the holders of the Class M-2 Notes, the amount necessary to reduce the Class Principal Balance thereof to the Class M-2 Optimal Principal Balance;

          (xiii) to the holders of the Class B-1 Certificates, the amount necessary to reduce the Class Principal Balance thereof to the Class B-1 Optimal Principal Balance;

          (xiv) to the holders of the Class B-2 Certificates, the amount necessary to reduce the Class Principal Balance thereof to the Class B-2 Optimal Principal Balance;

          (xv) to the holders of the Class B-3 Certificates, the amount necessary to reduce the Class Principal Balance thereof to the Class B-3 Optimal Principal Balance;

          (xvi) to the holders of the Class B-4 Certificates, the amount necessary to reduce the Class Principal Balance thereof to the Class B-4 Optimal Principal Balance;

          (xvii) to the Classes of Securities, if any, which previously accrued Allocable Loss Amounts, in the following order of priority, first to the Class M-1 Notes, second to the Class M-2 Notes, third to the Class B-1 Certificates, fourth to the Class B-2 Certificates, fifth to the Class B-3 Certificates and sixth to the Class B-4 Certificates, any Deferred Amounts, in each case to the extent of any accrued Allocable Loss Amounts in respect of such Class;

          (xviii) to the Co-Administrator, the fees and expenses of the Co-Administrator; and

          (xix) to the holder of the Residual Interest Certificate, the remainder of the amount on deposit in the Certificate Distribution Account.

     Notwithstanding the foregoing, upon the occurrence of certain trigger events set forth in the Trust Agreement based upon levels of the Aggregate Liquidation Losses, payments of principal and interest on the Certificates will be made on a sequential basis.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, which will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

     The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Residual Interest Certificateholder will be obligated to appoint a successor to the Owner Trustee, and the Trust will be obligated to appoint a successor to the Indenture Trustee. The Securityholders may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Residual Interest Certificateholder or the Trust, as applicable, will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

     The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by the Residual Interest Certificateholder for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the execution and authentication thereof), the Notes or any Home Loans or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Securities or the Home Loans, or the investment of any monies by the Servicer of funds in the Collection Account. So long as no Indenture Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Transfer and Servicing Agreements which failure constitutes an Indenture Event of Default, unless the Owner Trustee obtains actual knowledge of such failure.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the holders of the Certificates, unless such Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Noteholders and Indenture Trustee, no Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of an Indenture Event of Default and
(i) an Indenture Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of a majority of the outstanding amount of the Certificates have made a written request upon the Owner Trustee to institute such proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any such proceedings.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than the execution and authentication thereof) or any Home Loans or related documents, and will not be accountable for the use or application by the Seller, the Servicer or the Owner Trustee of any funds paid to the Seller, the Servicer or the Owner Trustee in respect of the Securities or the Home Loans, or the investment of any monies by the Servicer of funds in the Collection Account. So long as no Event of Default under the Indenture has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Transfer and Servicing Agreements, which failure constitutes an Event of Default under the Transfer and Servicing Agreements, unless the Indenture Trustee obtains actual knowledge of such failure.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such Holder previously has given to the Indenture Trustee written notice of the occurrence of an Indenture Event of Default and (i) the Indenture Event of Default arises from the Servicer's failure to remit payments when due or
(ii) Noteholders evidencing more than 50% of the outstanding amount of each Class of Notes, acting together as a single class, have made a written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings. See "Description of the Securities--Rights of Noteholders Upon Occurrence of Event of Default" herein.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     No principal payments will be made on a Class of Notes on any Payment Date until the Class Principal Balance of each Class of Notes having a higher principal payment priority has been reduced to its related Class Optimal Principal Balance for such Payment Date. See "Description of the Securities--Payments" herein. As the rate of payment of principal of the Notes depends primarily on the rate and timing of payment (including prepayments) of the principal balance of the Home Loans, final payment of any Class of Notes could occur significantly earlier than the Maturity Date. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes. No prediction can be made as to the rate or timing of prepayments on the Home Loans in either stable or changing interest rate environments. Any reinvestment risk due to the rate of prepayment of the Home Loans will be borne entirely by Noteholders.

     The subordination of the Certificates to the Notes and of each Class of Notes having a lower principal payment priority to each Class of Notes having a higher principal payment priority will provide limited protection to holders of the Notes against losses on the Home Loans. If the actual rate and amount of losses experienced on the Home Loans exceed the rate and amount of such losses anticipated by an investor, the yields to maturity (or to redemption, as described under "Description of the Securities--Optional Redemption" herein) on such subordinate Notes may be lower than anticipated.

     Approximately 64.95% of the Home Loans provide for payment of prepayment penalties; however, no detailed data is available with respect to the terms of such prepayment penalties. The rate of prepayment on the Home Loans cannot be accurately predicted. The prepayment experience of the Trust with respect to the Home Loans may be affected by a wide variety of factors, including, without limitation, economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on the Home Loans. Generally, however, because the Home Loans bear interest at fixed rates, and the rate of prepayment on fixed rate loans is sensitive to prevailing interest rates, if prevailing interest rates fall significantly below the interest rates on the Home Loans, the Home Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Home Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Home Loans, the rate of prepayments would be likely to decrease. No representations are made as to the particular factors that will affect the prepayment of the Home Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Home Loan that will be paid as of any date.

     The effective yield to Noteholders will be lower than the yield otherwise produced by the applicable Interest Rate, because the payment of interest accrued during the applicable Accrual Period will not be made until the Payment Date occurring in the month following such Accrual Period. See "Description of the Securities--Payments" herein. This delay will result in funds being paid to such Noteholders approximately 24 days after the end of the applicable Accrual Period, during which 24-day period no interest will accrue on such funds.

     The rate of principal payments on the Notes, the aggregate amount of distributions on the Notes and the yields to maturity of the Notes will be directly affected by the rate and timing of principal reductions on the Home Loans. Such principal reductions may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other disposition. On any Payment Date on or after the Payment Date on which the Pool Principal Balance declines to 5% or less of the Original Pool Principal Balance, the Residual Interest Certificateholder or the Servicer may effect a redemption of the Notes and purchase of the Certificates as described herein under "Description of the Securities--Optional Redemption."

     The "weighted average life" of a Class of Notes refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Class is repaid. The weighted average life of each Class of Notes will be influenced by, among other factors, the rate at which principal reductions occur on the Home Loans as described herein. If substantial principal prepayments on the Home Loans are received as a result of unscheduled payments, liquidations or repurchases, payments to Noteholders may significantly shorten the weighted average lives of the Notes. If the Home Loans experience delinquencies and defaults in the payment of principal, then Noteholders will experience a delay in the receipt of principal payments attributable to such delinquencies and defaults, which in certain instances may result in longer actual average weighted lives of the Notes than would otherwise be the case. Interest shortfalls on the Home Loans due to principal prepayments in full and curtailments, and any resulting shortfall in amounts payable on the Notes, will be covered to the extent of amounts available from the applicable credit enhancement. See "Risk Factors--Potential Inadequacy of Credit Enhancement" herein.

     The rate and timing of principal payments on the Home Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Substantially all of the Home Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Home Loan, or (ii) such enforcement is not permitted by applicable law. In certain cases, the Servicer may, in a manner consistent with its servicing practices, simply release the lien on the existing collateral, leaving the related Home Loan unsecured. In such event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Home Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

     Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

     The rate of delinquencies and defaults on the Home Loans and of recoveries, if any, on defaulted Home Loans and foreclosed properties will affect the rate and timing of principal payments on the Home Loans, and, accordingly, the weighted average lives of the Notes, and could cause a delay in the payment of principal to the holders of the Notes. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Home Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of Home Loans. The rate of default on Home Loans with high loan-to-value ratios, or on Home Loans secured by junior liens, may be higher than that of Home Loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans differ in material respects from the Home Loans and such data may not be reflective of conditions applicable to the Home Loans. No significant historical prepayment data is generally available with respect to the types of Home Loans included in the Home Loan Pool or similar types of loans, and there can be no assurance that the Home Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Home Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Home Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Home Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Home Loan Pool include the relative creditworthiness of the borrowers, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the Home Loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers may have less opportunity to refinance the indebtedness secured by the related Mortgaged Properties, including the Home Loans, and a lower prepayment rate may result for the Home Loan Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. However, the availability of credit from an increased number of lenders making loans similar to the Home Loans may result in faster rates of prepayment of the Home Loans than would otherwise be the case. In addition, any increase in the market values of Mortgaged Properties, and the resulting decrease in the combined loan-to-value ratios of the related Home Loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

REINVESTMENT RISK

     During periods of falling interest rates, Noteholders may receive an increased amount of principal payments at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Notes. Conversely, during periods of rising interest rates, Noteholders are likely to receive a decreased amount of principal payments at a time when such holders may have an opportunity to reinvest such payments in investments having a yield and rating comparable to the Notes.

MATURITY DATE

     The Maturity Date of each Class of Notes is March 25, 2025. The Maturity Date was determined by calculating the final Payment Date with respect to each such Class on the basis of the Modeling Assumptions and an assumed constant prepayment rate of 0% of the Prepayment Assumption (as defined herein), and adding three years thereto. The actual maturity of any Class of Notes may be significantly earlier than the Maturity Date.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on Notes purchased at a price less than par. Generally, greater than anticipated prepayments of principal will decrease the yield on Notes purchased at a price greater than par. The effect on an investor's yield due to principal payments on the Home Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Notes will also be affected by the amount and timing of delinquencies and defaults on the Home Loans and the recoveries, if any, on Home Loans and foreclosed properties.

     The following information illustrates the effect of prepayments of the Home Loans on the weighted average lives of the Notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Home Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the Seller).

     Prepayments on loans such as the Home Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 0.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximately 1.0714% (expressed as a percentage per annum) in each month thereafter until the fifteenth month; beginning in the fifteenth month and in each month thereafter during the life of the loans, a CPR of 15% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments), 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Home Loans. The Seller does not make any representations about the appropriateness of the Prepayment Assumption or the CPR model.

     Modeling Assumptions. For purposes of preparing the tables below, the actual characteristics of the Home Loans as of the Cut-off Date have been used and the following assumptions (the "Modeling Assumptions") have been made: (i) all scheduled payments on the Home Loans are timely received on the first day of each month, commencing March 1, 1999; (ii) there are no defaults, losses or delinquencies on the Home Loans; (iii) the Home Loans prepay monthly at the respective specified constant annual percentages of

CPR specified in the table; (iv) the Closing Date is March 26, 1999; (v) all principal prepayments represent prepayments in full of the Home Loans and include 30 days of interest thereon; (vi) there are no repurchases of or substitutions for the Home Loans; (vii) no early redemption of the Notes is effected (except in the case of "Weighted Average Life with Optional Redemption"); and (viii) cash distributions are received by the Noteholders on the 25th day of each month, commencing in April, 1999.

The tables on the following pages indicate the percentage of the Original Class Principal Balance of each Class of Notes that would be outstanding at each of the dates shown at the specified percentages of the Prepayment Assumption and the corresponding weighted average life of each Class of Notes. Since these tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans). There are discrepancies between the characteristics of the actual Home Loans and the characteristics of the Home Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of Class Principal Balances outstanding and weighted average lives of the Notes set forth in the tables. In addition, since the actual Home Loans have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Notes may be made earlier or later than as indicated in the tables.

     The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.

           PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)(2)

                                                    CLASS A                                             CLASS M-1
                              ---------------------------------------------------      --------------------------------------------
      PAYMENT BALANCE           0%       50%      75%     100%     125%     150%         0%       50%       75%      100%     125%
---------------------------   ------    -----    -----    -----    -----    -----      ------    ------    ------    -----    -----
Initial Balance............      100      100      100      100      100      100         100       100       100      100      100
March 2000.................       97       87       82       77       72       67         100       100       100      100      100
March 2001.................       95       72       61       51       41       32         100       100       100      100      100
March 2002.................       91       58       43       29       16        4         100       100       100      100      100
March 2003.................       87       45       26       10        8        4         100       100       100      100       86
March 2004.................       83       32       12        8        6        4         100       100       100       84       68
March 2005.................       78       21        8        6        5        4         100       100        89       69       54
March 2006.................       73       10        7        5        4        3         100       100        76       57       42
March 2007.................       67        8        6        4        3        2         100        89        65       47       33
March 2008.................       60        7        5        3        2        2         100        79        55       38       25
March 2009.................       53        6        4        3        2        1         100        69        46       30       20
March 2010.................       45        6        4        2        1        1         100        61        39       24       15
March 2011.................       37        5        3        2        1        1         100        52        32       19       11
March 2012.................       27        4        2        1        1        *         100        45        26       15        9
March 2013.................       16        3        2        1        1        *         100        37        21       12        6
March 2014.................        9        3        2        1        *        *          98        31        17        9        5
March 2015.................        8        2        1        1        *        *          90        26        14        7        3
March 2016.................        7        2        1        *        *        *          81        22        11        5        3
March 2017.................        6        2        1        *        *        *          71        18         9        4        2
March 2018.................        5        1        1        *        *        *          59        14         6        3        1
March 2019.................        4        1        *        *        *        *          46        10         4        2        1
March 2020.................        3        1        *        *        *        *          30         6         3        1        *
March 2021.................        1        *        *        *        *        *          13         2         1        *        *
March 2022.................        0        0        0        0        0        0           0         0         0        0        0
Weighted Average Life
  Without Optional
  Termination..............   10.082    4.293    3.251    2.606    2.171    1.811      19.412    13.144    10.679    8.802    7.382
  With Optional
    Termination............   10.080    4.281    3.230    2.578    2.143    1.785      19.383    13.011    10.439    8.492    7.079


      PAYMENT BALANCE        150%
---------------------------  -----
Initial Balance............    100
March 2000.................    100
March 2001.................    100
March 2002.................    100
March 2003.................     88
March 2004.................     58
March 2005.................     41
March 2006.................     31
March 2007.................     23
March 2008.................     17
March 2009.................     12
March 2010.................      9
March 2011.................      7
March 2012.................      5
March 2013.................      3
March 2014.................      2
March 2015.................      2
March 2016.................      1
March 2017.................      1
March 2018.................      1
March 2019.................      *
March 2020.................      *
March 2021.................      *
March 2022.................      0
Weighted Average Life
  Without Optional
  Termination..............  6.549
  With Optional
    Termination............  6.264

------------------
*  Less than 0.5% but greater than 0%

(1) The percentages in this table have been rounded to the nearest whole number.

(2) Based on the assumption that neither the Residual Interest Certificateholder nor the Servicer exercises its option to redeem the Notes and purchase the Certificates as described under "Description of the Securities--Optional Redemption" herein, except in the case of the "Weighted Average Life With Optional Redemption."

           PERCENTAGE OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)(2)

                                                                                           CLASS M-2
                                                                     -----------------------------------------------------
                         PAYMENT BALANCE                               0%       50%       75%      100%     125%     150%
------------------------------------------------------------------   ------    ------    ------    -----    -----    -----
Initial Balance...................................................      100       100       100      100      100      100
March 2000........................................................      100       100       100      100      100      100
March 2001........................................................      100       100       100      100      100      100
March 2002........................................................      100       100       100      100      100      100
March 2003........................................................      100       100       100      100       86       72
March 2004........................................................      100       100       100       84       68       54
March 2005........................................................      100       100        89       69       54       41
March 2006........................................................      100       100        76       57       42       31
March 2007........................................................      100        89        65       47       33       23
March 2008........................................................      100        79        55       38       25       17
March 2009........................................................      100        69        46       30       20       12
March 2010........................................................      100        61        39       24       15        9
March 2011........................................................      100        52        32       19       11        7
March 2012........................................................      100        45        26       15        9        5
March 2013........................................................      100        37        21       12        6        3
March 2014........................................................       98        31        17        9        5        2
March 2015........................................................       90        26        14        7        3        2
March 2016........................................................       81        22        11        5        3        1
March 2017........................................................       71        18         9        4        2        1
March 2018........................................................       59        14         6        3        1        1
March 2019........................................................       46        10         4        2        1        *
March 2020........................................................       30         6         3        1        *        *
March 2021........................................................       13         2         1        *        *        *
March 2022........................................................        0         0         0        0        0        0
Weighted Average Life
  Without Optional Termination....................................   19.412    13.144    10.679    8.802    7.382    6.350
  With Optional Termination.......................................   19.383    13.011    10.439    8.492    7.079    6.065

------------------
*  Less than 0.5% but greater than 0%

(1) The percentages in this table have been rounded to the nearest whole number.

(2) Based on the assumption that neither the Residual Interest Certificateholder nor the Servicer exercises its option to redeem the Notes and purchase the Certificates as described under "Description of the Securities--Optional Redemption" herein, except in the case of the "Weighted Average Life With Optional Redemption."

     The paydown scenarios for the Notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to resemble the actual performance of the Home Loans and the Notes, or that the actual weighted average lives of the Notes will not vary substantially from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is not expected that the Home Loans will prepay at a constant rate or that all of the Home Loans will prepay at the same rate. Moreover, the Home Loans actually included in the Home Loan Pool, the payment experience of such Home Loans and certain other factors affecting the payments on the Notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Home Loans will differ in many respects from such Modeling Assumptions. See "The Home Loan Pool" herein. To the extent that the Home Loans actually included in the Home Loan Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the Notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for U.S. income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the United States Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations thereunder also will be a U.S. Holder. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

CHARACTERIZATION OF NOTES AS INDEBTEDNESS

     In the opinion of Brown & Wood LLP, ("Tax Counsel") for federal income tax purposes, (i) the Notes will be treated as debt instruments, and (ii) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of
Section 7701(i) of the Code. The Class M-1 Notes and the Class M-2 Notes will be treated as having been issued with original issue discount. As a result, holders of such Notes may be required to recognize income with respect to such Notes in advance of the receipt of cash attributable to that income. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes an equity investment or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Home Loans has been retained by the Trust or its beneficial owners and has not been transferred to the Noteholders

U.S. HOLDERS

     Payments of Interest. Payments of interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

     Original Issue Discount. Payments of qualified stated interest on a Note issued with OID (a "Discount Note") are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include OID in income as ordinary interest for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting.

     The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6) which applies to prepayable securities such as the Notes. Until the Treasury issues guidance which applies to prepayable securities such as the Notes, the Indenture Trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The yield used to calculate accruals of OID with respect to the Notes with OID will be the original yield to maturity of such Notes, determined by assuming that the Home Loans will prepay in accordance with 100% of the Prepayment Assumption. No representation is made as to the actual rate at which the Home Loans will prepay. See "Certain Federal Income Tax Consequences" in the Prospectus for a discussion of the application of the OID rules and for purposes of calculating OID.

     Disposition of a Note. Except as discussed in the Prospectus, upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal such U.S. Holder's initial investment in the Note increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such Note. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than the applicable holding period, except to the extent of any accrued market discount not previously included in income.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that for purposes of the Code, the transaction contemplated by the this Prospectus Supplement constitutes an equity investment in the Home Loans (or an interest therein) to the Noteholders, and that one or more Classes of the Notes constitute equity interests. If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Home Loans, which would reduce the amounts available for payments to the Noteholders. Cash payments to the Noteholders whose interests were characterized as equity interests generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation) or a taxable mortgage pool, described below. Rather, each Certificateholders and each Noteholder holding an equity interest would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of such Noteholders could differ if the Notes were to constitute partnership interests rather than indebtedness.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are principally secured by an interest in real property, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming compliance with all of the provisions of relevant documents, and based upon representations received from Seller establishing that the Home Loans transferred to the Trust will not cause the Trust to hold debt instruments more than 50% of which are principally secured by an interest in real property within the meaning of the taxable mortgage pool provisions of the Code, Tax Counsel is of the opinion that the Trust will not be a taxable mortgage pool under
Section 7701(i) of the Code.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Home Loans. Such a tax might reduce amounts available for payments to the Noteholders. The amount of such a tax would depend upon whether payments to Noteholders would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

NON-U.S. HOLDERS

     In general, a non-U.S. Holder will not be subject to U.S. federal income taxes on payments of principal, premium (if any) or interest (including OID, if any) on a Note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of United or the Trust, a controlled foreign corporation related to United or the Trust or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution.

     Generally, a non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Note, provided that (i) such gain is not attributable to an office or other fixed place of business maintained by the non-U.S. Holder in the United States, and (ii) in the case of an individual non-U.S. Holder, the non-U.S. Holder is not present in the U.S. for 183 days or more in the taxable year. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The Notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of United or the Trust or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

     Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters (the "New Withholding Regulations") unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective non-U.S. Holders of the Notes are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

BACKUP WITHHOLDING

     Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or
(ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

     As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules Prospective Noteholders are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

                              ERISA CONSIDERATIONS

     Except as described below, the Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the Prospectus.

     The Notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates
(a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name in the tables below:

                                                                                 PRINCIPAL AMOUNT OF
                                                                      ------------------------------------------
UNDERWRITER                                                             CLASS A        CLASS M-1      CLASS M-2
-------------------------------------------------------------------   ------------    -----------    -----------
Bear, Stearns & Co. Inc............................................   $111,893,000    $14,368,000    $14,368,000
Coast Partners Securities, Inc.....................................      1,000,000              0              0
                                                                      ------------    -----------    -----------
  Total............................................................   $112,893,000    $14,368,000    $14,368,000
                                                                      ------------    -----------    -----------
                                                                      ------------    -----------    -----------

     The Depositor has been advised that the Underwriters propose initially to offer the Notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the Note denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Note denomination set forth below:

                                                                                    CLASS A       CLASS M-1    CLASS M-2
                                                                                    ----------    ---------    ---------
Concessions......................................................................     0.140%        0.180%       0.240%
Reallowances.....................................................................     0.105%        0.125%       0.150%

     Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase such Classes of Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of such Classes of Notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Depositor has been advised by Bear, Stearns & Co. Inc. that it presently intends to make a market in the Notes; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop or, if it does develop, that it will continue.

     The Depositor is an affiliate of Bear, Stearns & Co. Inc.

     The Underwriting Agreement provides that the Depositor and the Seller will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

                            LEGAL INVESTMENT MATTERS

     The Notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Notes.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Notes constitute legal investments for such investors.

                                    RATINGS

     It is a condition to the issuance of the Notes that (i) the Class A Notes be rated "AAA" by each of Fitch IBCA, Inc. ("Fitch") and Standard and Poor's Ratings Services, a division of The MacGraw-Hill Companies, Inc. ("S&P"), and "Aaa" by Moody's Investors Service, Inc. ("Moody's", and together with Fitch and S&P, the "Rating Agencies"), (ii) the Class M-1 Notes be rated "AA" by each of Fitch and S&P and "Aa2" by Moody's and (iii) the Class M-2 Notes be rated "A" by each of Fitch and S&P and "A2" by Moody's.

     The ratings on the Notes address the likelihood of the receipt by Noteholders of all payments on the Home Loans to which they are entitled. The ratings on the Notes also address the structural, legal and issuer-related aspects associated with the Notes, including the nature of the Home Loans. In general, the ratings on the Notes address credit risk and not prepayment risk. The ratings on the Notes do not represent any assessment of the likelihood that principal prepayments of the Home Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Notes do not address the possibility that Noteholders might suffer a lower than anticipated yield in the event of principal payments on the Notes resulting from rapid prepayments of the Home Loans, or in the event that the Trust is terminated prior to the Maturity Date of the Notes.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Notes.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the Notes will be passed upon for the Seller by Kutak Rock, Denver, Colorado and for the Depositor and the Underwriters by Brown & Wood LLP, New York, New York. Brown & Wood LLP will also pass on certain federal income tax matters.

                                 INDEX OF TERMS

                                                                                                             PAGE
                                                                                                     ------------
Accrual Period....................................................................................           S-28
Administration Agreement..........................................................................           S-15
Advanta Parent....................................................................................           S-24
Aggregate Liquidation Losses......................................................................           S-29
Allocable Loss Amount.............................................................................           S-26
Available Collection Amount.......................................................................           S-28
Available Funds...................................................................................           S-29
Book-Entry Notes..................................................................................           S-27
Business Day......................................................................................           S-29
Certificate Distribution Account..................................................................           S-35
Certificateholder's Interest Carry-Forward Amount.................................................           S-29
Certificateholder's Interest Distribution Amount..................................................           S-29
Certificateholder's Monthly Interest Distribution Amount..........................................           S-29
Certificateholder.................................................................................           S-27
Certificates......................................................................................           S-26
Class A Optimal Principal Balance.................................................................           S-29
Class B-1 Optimal Principal Balance...............................................................           S-29
Class B-2 Optimal Principal Balance...............................................................           S-30
Class B-3 Optimal Principal Balance...............................................................           S-30
Class B-4 Optimal Principal Balance...............................................................           S-30
Class M-1 Optimal Principal Balance...............................................................           S-30
Class M-2 Optimal Principal Balance...............................................................           S-30
Class Notional Balance............................................................................           S-29
Class Optimal Principal Balance...................................................................           S-30
Class Principal Balance...........................................................................           S-30
Co-Administrator..................................................................................           S-15
Code..............................................................................................     S-44, S-47
Collection Account................................................................................           S-34
Combined loan-to-value ratio......................................................................           S-15
Complaint.........................................................................................           S-25
CPR...............................................................................................           S-40
Custodian.........................................................................................           S-15
Cut-Off Date Principal Balance....................................................................           S-14
Defective Home Loan...............................................................................           S-23
Deferred Amounts..................................................................................           S-26
Deleted Home Loan.................................................................................           S-23
Depository........................................................................................           S-27
Determination Date................................................................................           S-28
DTC...............................................................................................           S-27
Due Period........................................................................................           S-31
ERISA.............................................................................................            S-5
FDIC..............................................................................................     S-10, S-22
FHLMC.............................................................................................           S-12
Fitch.............................................................................................           S-49
Fleet Transaction.................................................................................           S-25
Fleet.............................................................................................           S-25
FNMA..............................................................................................           S-12
Home Loan File....................................................................................           S-33
Home Loan Purchase Agreement......................................................................           S-14
Home Loan Rate....................................................................................           S-15
Home Loans........................................................................................           S-14

                                                                                                             PAGE
                                                                                                     ------------
Indenture Events of Default.......................................................................           S-32
Indirect Participants.............................................................................           S-27
Industry..........................................................................................           S-13
Initial Call Date.................................................................................           S-34
Insurance Proceeds................................................................................           S-31
Interest Payment Amount...........................................................................           S-31
IRS...............................................................................................           S-45
Keystone..........................................................................................      S-9, S-22
KMC...............................................................................................           S-22
Liquidated Home Loan..............................................................................           S-31
Modeling Assumptions..............................................................................           S-40
Moody's...........................................................................................           S-49
Net Liquidation Proceeds..........................................................................           S-31
Net Weighted Average Rate.........................................................................           S-29
New Withholding Regulations.......................................................................           S-47
non-U.S. Holder...................................................................................           S-41
Note Payment Account..............................................................................           S-35
Noteholders' Interest Carry-Forward Amount........................................................           S-31
Noteholders' Interest Payment Amount..............................................................           S-31
Noteholders' Monthly Interest Payment Amount......................................................           S-31
Noteholders.......................................................................................           S-27
Noteholder........................................................................................           S-27
Notes.............................................................................................           S-26
Original Class Principal Balance..................................................................           S-31
Original Pool Principal Balance...................................................................           S-14
Parent............................................................................................           S-22
Participants......................................................................................           S-27
Payment Accounts..................................................................................           S-35
Plan..............................................................................................           S-47
Pool Principal Balance............................................................................           S-14
Prepayment Assumption.............................................................................           S-40
prepayment........................................................................................           S-40
Principal Balance.................................................................................           S-14
Purchase Price....................................................................................           S-23
Qualified Substitute Home Loan....................................................................           S-23
Rating Agencies...................................................................................           S-49
Record Date.......................................................................................           S-27
Regular Payment Amount............................................................................           S-31
Regular Principal Payment Amount..................................................................           S-31
Released Mortgage Property Proceeds...............................................................           S-32
Rules.............................................................................................           S-27
S&P...............................................................................................           S-49
Sale and Servicing Agreement......................................................................           S-14
Securities........................................................................................           S-26
Securityholder....................................................................................           S-27
Servicer Events of Default........................................................................           S-25
Servicing Advance.................................................................................           S-34
Servicing Compensation............................................................................           S-34
Servicing Fee Rate................................................................................           S-34
Servicing Fee.....................................................................................           S-34
SMMEA.............................................................................................           S-48
Stepdown Date.....................................................................................           S-32
Substitution Adjustment...........................................................................           S-23

                                                                                                             PAGE
                                                                                                     ------------
Systems...........................................................................................           S-13
Tax Counsel.......................................................................................           S-44
Termination Price.................................................................................           S-32
Transfer and Servicing Agreements.................................................................     S-14, S-33
Trust Agreement...................................................................................           S-26
U.S. Holder.......................................................................................           S-44
Underwriters......................................................................................           S-48
Underwriting Agreement............................................................................           S-48
United............................................................................................     S-10, S-22
Withholding Agent.................................................................................           S-46

PROSPECTUS
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                  (DEPOSITOR)

     Bear Stearns Asset Backed Securities, Inc. (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series").

     As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (collectively, the "Seller") composed of (a) Primary Assets, which may include one or more pools of (i) closed-end and/or revolving home equity loans (the "Mortgage Loans"), secured generally by subordinate liens on one- to four-family residential or mixed-use properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), which are either unsecured or secured generally by subordinate liens on one- to four-family residential or mixed-use properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and (iii) securities backed or secured by Mortgage Loans and/or Home Improvement Contracts, (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the "Loans"), which servicer may also be the Seller, specified in the related Prospectus Supplement (the "Servicer"), (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement.

                                                  (cover continued on next page)

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A GIVEN SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE
   NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE
     SELLER, THE TRUSTEES, THE SERVICER OR BY ANY OF THEIR RESPECTIVE
       AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED
        PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE
          DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF
            SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS
              AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT
                AS DESCRIBED HEREIN OR IN         THE RELATED
                             PROSPECTUS SUPPLEMENT.

              ------------------------------------------------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION
            TO THE CONTRARY                         IS A CRIMINAL
                                    OFFENSE.

                  ------------------------------------------------------------

     The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Bear, Stearns & Co. Inc. and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Bear, Stearns & Co. Inc. and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            BEAR, STEARNS & CO. INC.
                                 MARCH 10, 1999

(continued from previous page)

     Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

     If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

     The rate of reduction of the aggregate principal balance of each Class of a Series may depend upon the rate of payment (including prepayments) with respect to the Loans or, in the case of Private Securities, Underlying Loans, as applicable. In such a case, a rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Considerations" herein.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate;
(ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the assets included in the Trust Fund for such Series.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the related Agreements and will not receive such reports directly with respect to the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system, and
(ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "The Agreements--Reports to Holders" herein.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositor intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in the accompanying Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Depositor at 245 Park Avenue, New York, New York 10167.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "Glossary of Terms" herein.

SECURITIES OFFERED........................  Asset-Backed Certificates (the "Certificates") and/or Asset-Backed
                                            Notes (the "Notes"). Certificates are issuable from time to time in
                                            Series pursuant to a Pooling and Servicing Agreement or Trust
                                            Agreement, as the case may be. Each Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an
                                            Asset Group specified in the related Prospectus Supplement. Notes are issuable from time to time in Series pursuant to an Indenture. Each
                                            Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned
                                            Amortization Class ("PAC") Securities, Variable Interest Securities,
                                            Zero Coupon Securities, Principal Only Securities, Interest Only
                                            Securities, Participating Securities, Senior Securities or
                                            Subordinated Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates, Distribution
                                            Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related
                                            Prospectus Supplement, the Securities or certain Classes of such
                                            Securities offered thereby may be available in book-entry form only.
DEPOSITOR.................................  Bear Stearns Asset Backed Securities, Inc. (the "Depositor") was
                                            incorporated in the State of Delaware in June 1995, and is a wholly-
                                            owned, special purpose subsidiary of The Bear Stearns Companies Inc.
                                            None of The Bear Stearns Companies Inc., the Depositor, the Servicer,
                                            any Trustee, the Seller or any affiliate of the foregoing has guaranteed or is otherwise obligated with respect to the Securities of any Series. See "The Depositor."
INTEREST PAYMENTS.........................  Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus
                                            Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying Loans relating to the Private Securities, as applicable, and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Interest Only Securities may be assigned a Notional Amount set forth in the related Prospectus
                                            Supplement, which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. See
                                            "Description of the Securities--Payments of Interest."
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PRINCIPAL PAYMENTS........................  All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related Prospectus
                                            Supplement, and will be paid at the times, allocated among the
                                            Classes of such Series in the order and amounts and applied either on a pro rata or a random lot basis among all Securities of any such
                                            Class, all as specified in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE OF THE
  SECURITIES..............................  The Final Scheduled Distribution Date with respect to (i) each Class of Notes is the date not later than which principal of the Notes will be fully paid and (ii) each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus
                                            Supplement. The Final Scheduled Distribution Date of a Class may
                                            equal the maturity date of the Primary Asset in the related Trust
                                            Fund that has the latest stated maturity, or will be determined as described herein and in the related Prospectus Supplement.

                                            The actual final Distribution Date of the Securities of a Series will, to the extent described in the related Prospectus Supplement, depend upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty Insurance
                                            Policies and repurchases) of the Loans or Underlying Loans relating to the Private Securities, as applicable, in the related Trust Fund.
                                            Unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the
                                            Securities and as a result of defaults on the Primary Assets. The rate of payments on the Loans or Underlying Loans relating to the
                                            Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain
                                            characteristics of such Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Risk Factors--Yield May
                                            Vary" and "Description of the Securities--Weighted Average Life of
                                            the Securities" herein.

OPTIONAL TERMINATION......................  One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Depositor's or the Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of
                                            Securities, the Depositor, the Servicer or such other entity that is specified in the related Prospectus Supplement may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets
                                            relating to such Series, as specified in the related Prospectus
                                            Supplement, is
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                                            less than the amount or percentage specified in the related
                                            Prospectus Supplement. See "Description of the Securities--Optional
                                            Redemption, Purchase or Termination."
                                            In addition, the related Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.
THE TRUST FUND............................  The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus
                                            Supplement.
  A. PRIMARY ASSETS.......................  The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related
                                            Prospectus Supplement. The Primary Assets will be purchased from the
                                            Seller or may be purchased by the Depositor in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Depositor.
     (1) LOANS............................  Primary Assets for a Series will consist, in whole or in part, of
                                            Loans. Some Loans may be delinquent as specified in the related
                                            Prospectus Supplement. Loans may be originated by or acquired from an affiliate of the Depositor, and an affiliate of the Depositor may be an obligor with respect to any such Loan. The Loans will be conventional contracts or contracts insured by the Federal Housing
                                            Administration (the "FHA") or partially guaranteed by the Veterans
                                            Administration (the "VA"). See "The Trust Funds--The Loans" for a
                                            discussion of such guarantees. To the extent provided in the related
                                            Prospectus Supplement, additional Loans may be periodically added to the Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related Prospectus
                                            Supplement.
                                            The "Loans" for a Series will consist of (i) closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances therein (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") and
                                            (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"). The Mortgage
                                            Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans." The Loans may, as specified in the related
                                            Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.
                                            As specified in the related Prospectus Supplement, the Mortgage Loans will, and the Home Improvement Contracts may, be secured by mortgages and deeds of trust or other similar security instruments creating a lien on the related Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property as described in the related Prospectus Supplement. As specified in the related
                                            Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged
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                                            Properties and the Home Improvements are collectively referred to herein as the "Properties."

                                            The related Prospectus Supplement will describe certain
                                            characteristics of the Loans for a Series including, without limitation and to the extent relevant: (i) the aggregate unpaid
                                            Principal Balance of the Loans (or the aggregate unpaid Principal
                                            Balance included in the Trust Fund for the related Series); (ii) the range and weighted average Loan Rate on the Loans and in the case of adjustable rate Loans, the range and weighted average of the Current
                                            Loan Rates and the Lifetime Rate Caps, if any; (iii) the range and the average outstanding Principal Balance of the Loans; (iv) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated
                                            maturity, if applicable; (v) the range and Combined Loan-to-Value
                                            Ratios or Loan-to-Value Ratios, as applicable, of the Loans, computed in the manner described in the related Prospectus Supplement;
                                            (vi) the percentage (by Principal Balance as of the Cut-off Date) of
                                            Loans that accrue interest at adjustable or fixed interest rates;
                                            (vii) any enhancement relating to the Loans; (viii) the percentage
                                            (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements, or that are unsecured; (ix) the geographic distribution of any Mortgaged
                                            Properties securing the Loans; (x) the use and type of each Property securing a Loan; (xi) the lien priority of the Loans; (xii) the delinquency status and year of origination of the Loans;
                                            (xiii) whether such Loans are Closed-End Loans and/or Revolving
                                            Credit Line Loans; and (xiv) in the case of Revolving Credit Line
                                            Loans, the general payment and credit line features of such Loans and other pertinent features thereof.

     (2) PRIVATE SECURITIES...............  Primary Assets for a Series may consist, in whole or in part, of
                                            Private Securities, which include (i) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or
                                            (ii) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (i) offered and distributed to the public pursuant to an effective registration statement or (ii) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale
                                            (nor an affiliate thereof at any time during the three preceding months); provided, that a period of three years has elapsed since the later of the date such securities were acquired from the related issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be, so insured or guaranteed. See "The Trust
                                            Funds--Private Securities." Unless otherwise specified in the
                                            Prospectus Supplement relating to a Series of Securities, payments on the Private Securities will be distributed directly to the related PS
                                            Trustee as registered owner of such Private Securities.

                                            The related Prospectus Supplement for a Series will specify (on an approximate basis, as described above, and as of the date specified
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                                            in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust Fund for such
                                            Series; (ii) certain characteristics of the Underlying Loans, including (a) the payment features of such Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans,
                                            whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (b) the approximate aggregate principal amount of such Underlying Loans that are insured or guaranteed by a
                                            governmental entity, (c) the servicing fee or range of servicing fees with respect to such Underlying Loans (d) the minimum and maximum stated maturities of such Underlying Loans at origination, (e) the lien priority of such Underlying Loans and (f) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities;
                                            (iv) the weighted average term-to-stated maturity of the Private
                                            Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the sponsor or depositor of the Private Securities (the "PS Sponsor"), the servicer of the
                                            Private Securities (the "PS Servicer") and the trustee of the Private
                                            Securities (the "PS Trustee"); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Loans underlying the
                                            Private Securities, or to such Private Securities themselves; (viii)
                                            the terms on which the Underlying Loans may or are required to be repurchased prior to stated maturity; and (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS Trustee. See "The Trust Funds--
                                            Additional Information" herein.

  B. COLLECTION AND DISTRIBUTION
     ACCOUNTS.............................  Unless otherwise provided in the related Prospectus Supplement, all payments on or in respect of the Primary Assets for a Series will be remitted directly to an account (each, a "Collection Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related
                                            Prospectus Supplement, the applicable Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (each, a "Distribution Account") to be established for such
                                            Series, each in the manner and at the times specified in the related
                                            Prospectus Supplement. All amounts deposited into such Distribution
                                            Account(s) will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next
                                            Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other
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                                            purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the
                                            Servicer, the Depositor, any provider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times specified in the related Prospectus
                                            Supplement.

  C. PRE-FUNDING AND CAPITALIZED INTEREST
     ACCOUNTS.............................  If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding
                                            Account") established and maintained with the Trustee of the Trust
                                            Fund for the related Series (the "Trustee"). If so specified, on the
                                            Closing Date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded
                                            Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding
                                            Period"). The Primary Assets to be so purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect thereto. If any Pre-Funded
                                            Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

                                            If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the related Closing Date, a portion of the proceeds of the sale of the
                                            Securities of such Series will be deposited into the Capitalized
                                            Interest Account and used to fund the excess, if any, of (i) the sum of (a) the amount of interest accrued on the Securities of such
                                            Series and (b) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (ii) the amount of interest available therefor from the Primary Assets in the Trust
                                            Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed as specified in the related Prospectus
                                            Supplement.

ENHANCEMENT...............................  If stated in the Prospectus Supplement relating to a Series, the
                                            Depositor will obtain an irrevocable letter of credit, surety bond, insurance policy (each, a "Security Policy") or other form of credit support (collectively, "Enhancement") in favor of the applicable
                                            Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution acceptable to the rating agency or agencies identified in the related
                                            Prospectus Supplement as rating such Series of Securities (each, a
                                            "Rating Agency") for the purposes specified in such Prospectus
                                            Supplement. The Enhancement will support the payments on the
                                            Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus Supplement. See
                                            "Enhancement."
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                                            Enhancement for a Series may include one or more of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus Supplement.
  A. SUBORDINATE SECURITIES...............  If stated in the related Prospectus Supplement, Enhancement for a
                                            Series may consist of one or more Classes of Subordinated Securities.
                                            The rights of the related Subordinated Securityholders to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the
                                            Series, but only to the extent described in the related Prospectus
                                            Supplement.
  B. INSURANCE............................  If stated in the related Prospectus Supplement, Enhancement for a
                                            Series may consist of special hazard Insurance Policies, bankruptcy bonds and other types of insurance supporting payments on the
                                            Securities.
  C. RESERVE FUNDS........................  If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agencies in one or more reserve funds to be established in the name of the applicable Trustee (each, a "Reserve Fund"), which will be used, as specified in such
                                            Prospectus Supplement, by such Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities, or for any other purpose specified in the Agreement with respect to such Series, to the extent that funds are not otherwise available. In the alternative or in addition to such deposit, a Reserve Fund for a
                                            Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.
  D. MINIMUM PRINCIPAL PAYMENT
     AGREEMENT............................  If stated in the Prospectus Supplement relating to a Series of
                                            Securities, the Depositor will enter into a minimum principal payment agreement (the "Minimum Principal Payment Agreement") with an entity meeting the criteria of the Rating Agencies, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments, as provided in the related Prospectus
                                            Supplement. See "Enhancement--Minimum Principal Payment Agreement."
  E. DEPOSIT AGREEMENT....................  If stated in the related Prospectus Supplement, the Depositor and the applicable Trustee will enter into a guaranteed investment contract or an investment agreement (the "Deposit Agreement") pursuant to which all or a portion of the amounts held in the Collection Account, the Distribution Account(s) or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. Such Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment Rate, in the manner specified in such Prospectus Supplement. See "Enhancement--Deposit Agreement."
SERVICING.................................  The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will
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                                            act as custodian and will be responsible for maintaining custody of the Loans and related documentation on behalf of the Trustee.
                                            Advances with respect to delinquent payments of principal of or interest on a Loan will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, will be reimbursable to the
                                            Servicer from scheduled payments of principal and interest, late collections, the proceeds of liquidation of the related Loans or other recoveries relating to such Loans (including any Insurance
                                            Proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See "Servicing of Loans--Servicing
                                            Compensation and Payment of Expenses" herein.

FEDERAL INCOME
  TAX CONSIDERATIONS

  A. DEBT SECURITIES AND REMIC RESIDUAL
     SECURITIES...........................  If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a "real estate mortgage investment conduit" (a
                                            "REMIC") or (ii) so provided in the related Prospectus Supplement, a
                                            Series of Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended (the
                                            "Code"). Stated interest with respect to such Classes of Securities will be reported by the related Holder in accordance with such
                                            Holder's method of accounting except that, in the case of Securities constituting "regular interests" in a REMIC ("Regular Interests"), such interest will be required to be reported on the accrual methods regardless of such Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero Coupon Securities or
                                            Interest Only Securities will, and certain other Classes of
                                            Securities may, be issued with original issue discount that is not de minimis. In such cases, the related Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a
                                            Security is issued at a premium, such Holder may be entitled to make an election to amortize such premium on a constant yield method.

                                            In the case of a REMIC election, a Class of Securities may be treated as a REMIC "residual interest" (each, a "Residual Interest"). A
                                            Holder of a Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Interest may have
                                            REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less
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                                            than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a
                                            Residual Interest (i) may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign
                                            Holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual
                                            Interests will not be recognized for federal income tax purposes.
                                            Further, individual Holders are subject to limitations on the deductibility of expenses of the REMIC. See "Certain Federal Income
                                            Tax Considerations."
  B. NON-REMIC PASS-THROUGH SECURITIES....  If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes, and Holders of Securities of such Series
                                            ("Pass-Through Securities") will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the
                                            Primary Assets held in the Trust Fund for such Series. All income with respect to a Stripped Security will be accounted for as original issue discount and, unless otherwise specified in the related
                                            Prospectus Supplement, will be reported by the applicable Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.
  C. OWNER TRUST SECURITIES...............  If so specified in the Prospectus Supplement, the Trust Fund will be treated as a partnership for purposes of federal and state income tax. Each Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness; and each
                                            Certificateholder, by the acceptance of a Certificate of a given
                                            Series, will agree to treat the related Trust Fund as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust Fund and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See
                                            "Certain Federal Income Tax Considerations."
ERISA CONSIDERATIONS......................  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of
                                            1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise
                                            impermissible under ERISA or the Code. Certain Classes of Securities may not be transferred unless the applicable Trustee and the
                                            Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the
                                            Code and will not subject the applicable Trustee, the Depositor or the Servicer to additional obligations. See "Description of the
                                            Securities--General" and "ERISA Considerations."
LEGAL INVESTMENT..........................  Unless otherwise specified in the related Prospectus Supplement,
                                            Securities of each Series offered by this Prospectus and the related
                                            Prospectus Supplement will not constitute "mortgage related
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                                            securities" under the Secondary Mortgage Market Enhancement Act of
                                            1984, as amended ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "Legal Investment."
USE OF PROCEEDS...........................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve
                                            Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related
                                            Prospectus Supplement, the purchase of the Primary Assets for a
                                            Series will be effected by an exchange of Securities with the Seller of such Primary Assets. See "Use of Proceeds."
RATINGS...................................  It will be a requirement for issuance of any Series that the
                                            Securities offered by this Prospectus and the related Prospectus
                                            Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related
                                            Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating is not a recommendation to buy, hold or sell securities, and does not address the effect that the rate of prepayments on Loans or Underlying Loans relating to Private
                                            Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See "Risk
                                            Factors--Ratings Are Not Recommendations."

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

     No Secondary Market. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The underwriter(s) specified in the related Prospectus Supplement (the "Underwriters") expect to make a secondary market in the related Securities, but will have no obligation to do so.

     Primary Assets Are Only Source of Repayment. The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on or any failure to receive distributions on the Securities. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in such Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account(s) immediately after making all payments due on the Securities of such Series and other payments specified in Securities Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto, and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an Event of Default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee under the related Indenture (the "Indenture Trustee"), the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "The Agreements--Assignment of Primary Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only source of funds from which to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

     Limited Protection Against Losses. Although any Enhancement is intended to reduce the risk of delinquent payments or losses to Holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result, Holders may suffer losses. See "Enhancement."

     Yield May Vary; Subordination. The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments on the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; (iii) the exercise by the party entitled thereto of any right of optional termination; and (iv) in the case of Trust Funds comprised of Revolving Credit Line Loans, any provisions in the related Agreement described in the applicable Prospectus Supplement respecting any non-amortization, early amortization or scheduled amortization period. See "Description of the Securities--Weighted Average Life of Securities." Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "Description of the Securities--Payments of Interest."

     The rights of Subordinated Securityholders to receive distributions to which they would otherwise be entitled with respect to the Trust Fund will be subordinate to the rights of the Servicer and the Holders of Senior Securities, to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinated Securities.

     Balloon Payments. Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity, and thus will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon such borrower's ability either to timely refinance the related Loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the Holders of one or more Classes of Securities of the related Series.

     Property Values May Be Insufficient. If the Mortgage Loans in a Trust Fund are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Risks relating to Certain Geographic Regions where Mortgage Loans may be Concentrated. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain Series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

     Book-Entry Registration. If Securities are issued in book-entry form, such registration may reduce the liquidity of such Securities in the secondary trading market, since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations, Financial Intermediaries and certain banks, the ability of a Holder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Security Owners will not be recognized as Holders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Holders only indirectly through DTC and its Participants.

     In addition, Holders may experience some delay in their receipt of distributions of principal of and interest on book-entry Securities, since distributions are required to be forwarded by the applicable Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants, which thereafter will be required to credit them to the accounts of Holders either directly or indirectly through Financial Intermediaries.

     Pre-Funding May Adversely Affect Investment. If a Trust Fund includes a Pre-Funding Account and the Principal Balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     The ability of a Trust Fund to invest in subsequent Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Seller to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

     Although subsequent Loans must satisfy the characteristics described in the related Prospectus Supplement and generally must be selected on the basis of the same criteria as those used to select the initial Loans, such Loans may have been originated more recently than the Loans originally transferred to the Trust Fund and may be of a lesser credit quality. As a result, the addition of subsequent Loans may adversely affect the performance of the related Securities.

     Bankruptcy Risks. Federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the related debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the related mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     Consequences of Owning Original Issue Discount Securities. Debt Securities that are Compound Interest Securities will be, and certain of the Debt Securities may be, issued with original issue discount for federal income tax purposes. A Holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as having original issue discount for this purpose. See "Certain Federal Income Tax Considerations--Interest and Acquisition Discount" herein.

     REMIC-Related Risks. Holders of Residual Interest Securities will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Considerations." Accordingly, under certain circumstances, Holders of Securities that constitute Residual Interest Securities may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual Holders of Residual Interest Securities may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Securities are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Securities, the taxable income arising in a given year on a Residual Security will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Security may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations that provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of such regulations. See "Certain Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities--Mark to Market Rules."

     Unsecured Home Improvement and Other Loans. The Trust Fund for any Series may include Home Improvement Contracts that are not secured by an interest in real estate or otherwise. The Trust Fund for any Series may also include home equity contracts that were originated with Loan-to-Value Ratios or Combined Loan-to-Value Ratios in excess of the value of the related Mortgaged Property pledged as security therefor. Under such circumstances, the Trust Fund for the related Series could be treated as a general unsecured creditor as to any unsecured portion of any such Loan. In the event of a default under a Loan that is unsecured in whole or in part, the related Trust Fund will have recourse only against the borrower's assets generally for the unsecured portion of the Loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on any such Loan, the unsecured obligations of the borrower with respect to such Loan may be discharged, even though the value of the borrower's assets made available to the related Trust Fund as a general unsecured creditor is insufficient to pay amounts due and owning under the related Loan.

     Risk of Losses Associated with Adjustable Rate Loans. Adjustable rate Loans may be underwritten on the basis of an assessment that Mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

     Potential Liability For Environmental Conditions. Real property pledged as security to a lender may be subject to certain environmental risks. Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

     In particular, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

     Under the laws of some states, and under CERCLA and the Federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances. See "Certain Legal Aspects of the Loans--Environmental Risks."

     Consumer Protection Laws May Affect Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans are also subject to federal laws, including:

             (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

             (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

             (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

             (iv) for loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specified statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition, could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Loans."

     Contracts Will Not Be Stamped. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the applicable Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust Fund.

Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

     Ratings Are Not Recommendations. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agencies identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agencies if in their judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as Indenture Trustee with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinated Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the applicable Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the applicable Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the Holder of such Security.

     Payments of principal of and interest on the Securities will be made by the applicable Trustee, or a paying agent on behalf of such Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account. If provided in the related Prospectus Supplement, such deposits may be net of certain amounts payable to the related Servicer and any other person specified in such Prospectus Supplement. Such amounts thereafter will be deposited into the Distribution Account(s) and will be available to make payments on the Securities of such Series on the next Distribution Date. See "The Trust Funds--Collection and Distribution Accounts."

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then-outstanding Principal Balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agencies or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the per annum rate specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of a Series of Notes is the date no later than which the principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (the "Special Redemption Date") if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities, or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the applicable Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is equal to or less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus

Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited into the Collection Account or Distribution Account(s) for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

     Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances therein (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") secured by mortgages primarily on Single Family Properties that may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed
360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of such Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans."

     Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire Principal Balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Mortgage Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and mixed-use property. Mixed-use properties will consist of structures of no more than three stories that include one- to four-residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate Principal Balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties, which are generally subordinated to other mortgages on the same Mortgaged Property or by purchase money security interests in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The initial Loan-to-Value Ratio of a Home Improvement Contract will be computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria that will apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire Principal Balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining Principal Balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Loans will be insured under various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

     The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (the "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guaranty will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid Principal Balance of the Loans; (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any;
(c) the range and average Principal Balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable;
(e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard Insurance Policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements or that are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by Principal Balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; (l) the delinquency status and year of origination of the Loans;
(m) whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and (n) in the case of Revolving Credit Line Loans, the general payments and credit line terms of such Loans and other pertinent features thereof. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities that include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, cash collateral accounts, Security Policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans, including (a) the payment features of such Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (b) the approximate aggregate Principal Balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (c) the servicing fee or range of servicing fees with respect to the Underlying Loans, (d) the minimum and maximum stated maturities of such Underlying Loans at origination, (e) the lien priority of such Underlying Loans and (f) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, Security Policies or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited into the applicable Distribution Account, which will also be established by the applicable Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the applicable Trustee will invest the funds in the Collection Account and the Distribution Account(s) in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited into the Distribution Account(s) or otherwise distributed and, in the case of funds in the Distribution Account(s), than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the Rating Agencies.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the Closing Date for such Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). In no case will the Pre-Funded Amount exceed 50% of the aggregate principal amount of the related Securities, and in no case will the Pre-Funding Period exceed one year. The Primary Assets to be so purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect thereto. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the Closing Date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period, over the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain a Security Policy, issue Subordinated Securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agencies. The Enhancement will support the payment of principal of and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATED SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinated Securities. The rights of the related Subordinated Securityholders to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard Insurance Policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy (the "Pool Insurance Policy") for the Loans in the related Trust Fund. The Pool Insurance Policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default. but will not cover the portion of the Principal Balance of any Loan that is required to be covered by any primary mortgage Insurance Policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard Insurance Policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard Insurance Policy or any flood Insurance Policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard Insurance Policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or
(ii) upon transfer of such Property to the special hazard insurer, the unpaid Principal Balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid Principal Balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard Insurance Policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any Pool Insurance Policy that such Property be restored before a claim under such Pool Insurance Policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any Pool Insurance Policy. Therefore, so long as such Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid Principal Balance of the related Loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard Insurance Policy and Pool Insurance Policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding Principal Balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the Principal Balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Loans." If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the applicable Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (each, a "Reserve Fund") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agencies rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the applicable Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited into a Reserve Fund will be invested by the applicable Trustee in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agencies pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the applicable Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts (each, an "Escrow Account") with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard Insurance Policy premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained
(i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or
(ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or that are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments in respect of principal, including prepayments, on such Primary Assets;

          (ii) All payments in respect of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, net of related liquidation expenses ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard Insurance Policy or other Insurance Policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; provided, that the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and Insurance Proceeds) that represent late recoveries of Scheduled Payments with respect to which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or Insurance Proceeds;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited into the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the Principal Balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the applicable Trustee of such Series for deposit into the related Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits into the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans that represent late recoveries of principal or interest, Insurance Proceeds or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account(s), as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard Insurance Policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire Insurance Policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard Insurance Policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard Insurance Policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard Insurance Policies covering Properties securing Loans typically will contain a "coinsurance" clause, which in effect will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including any improvements on the Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the Principal Balances owing thereon decrease, and since the value of the Properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding Principal Balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure or repossession, a standard hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited into the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard Insurance Policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, to deposit into the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Loan a change in the terms of such Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage Insurance Policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of each applicable Trustee and independent accountants, payment of Security Policy and Insurance Policy premiums, if applicable, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the applicable Trustee for deposit into the related Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related Insurance Policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable Insurance Policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the Principal Balance of and unpaid interest on the related Loan that would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the applicable Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the applicable Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     If an Event of Default occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of a Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement; provided, that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Agreement that, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus

Supplement, a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

     With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid Principal Balance as of the Cut-off Date; the current Loan Rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the PS Trustee (or its nominee or correspondent). The PS Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the PS Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "The Trust Funds--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, Principal Balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the PS Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the Principal Balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement, provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the Principal Balance of such Primary Asset will not result in any prohibited transaction tax under
Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset"); provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution,
(i) a Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity will be obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of such Primary Assets. See "Special Considerations--Limited Assets."

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the applicable Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the applicable Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to such Trustee reasonable indemnity, and such Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The applicable Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

          (iii) the amount of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

          (iv) the amount of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i),
(ii) and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to each applicable Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" herein.

     If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the applicable Trustee. The applicable Trustee will forward such reports only to the entity or its nominee that is the registered holder of the global certificate that evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account(s) to enable the applicable Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the applicable Trustee for such Series, or to the Servicer and such Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement that continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the applicable Trustee, or to the Servicer and such Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Securities for such Series, and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the applicable Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any trust or power conferred upon such Trustee. However, the applicable Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered such Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by such Trustee therein or thereby. The applicable Trustee may decline to follow any such direction if such Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture that continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of such Series for thirty
(30) days or more, unless (a) the Holders of 100% of the then-aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then-aggregate outstanding amount of the Notes of such Series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Holders of a majority of the then-aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEES

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee or Indenture Trustee, as the case may be, for each Series of Securities will be set forth in the related Prospectus Supplement. Entities serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee will have the power to appoint co-trustees or separate trustees. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the applicable Trustee by the Agreement relating to such Series will be conferred or imposed upon such Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the applicable Trustee. The applicable Trustee may also appoint agents to perform any of the responsibilities of such Trustee, which agents will have any or all of the rights, powers, duties and obligations of such Trustee conferred on them by such appointment; provided, that the applicable Trustee will continue to be responsible for its duties and obligations under the Agreement.

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
DUTIES OF TRUSTEES

     No Trustee will make any representations as to the validity or sufficiency of the related Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the applicable Trustee will be required to perform only those duties specifically required of it under such Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the applicable Trustee will be required to examine them to determine whether they are in the form required by the related Agreement. However, such Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the related Agreement.

     Each Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related Holders in an Event of Default. No Trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

     Each Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Each Trustee may also be removed at any time (i) if such Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if such Trustee becomes insolvent or
(iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the applicable Trustee and to the Depositor. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the applicable Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the applicable Trustee or the Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or any Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided, that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel delivered to the applicable Trustee. Any such amendment except pursuant to clause (vi) above shall be deemed not to adversely affect in any material respect the interests of any Holder if the applicable Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then-current rating thereof. Unless otherwise specified in the Prospectus Supplement, each Agreement for each Series may also be amended by the applicable Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication such Holders propose to transmit, the applicable Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by such Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

     If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement under the circumstances described in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, Holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their Notes until maturity.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

     The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty Insurance Proceeds.

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

     Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (the "SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

     A regulation promulgated by the U.S. Environmental Protection Agency (the "EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

     On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

     Generally, the amendments state that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender
(i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or
(ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for
(a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The amendments also specify certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

     The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

     The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans and the Home Improvement Contracts.

     If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans would be imposed on the Trust Fund, and thus occasion a loss to the Holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by Mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard Insurance Policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any Insurance Proceeds payable under a hazard Insurance Policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has

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been limited or denied. In any event, the Garn-St. Germain Depository
Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

  General

     The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code in effect in the applicable jurisdiction (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

  Security Interests in Home Improvements

     The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

  Enforcement of Security Interest in Home Improvements

     So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

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     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

  Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

  Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The Loans may also consist of installment sales contracts. Under an installment sales contract (each, an "Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard Insurance Policy premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a

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
judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or
(iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor any Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                 THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes.

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
                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit (a "REMIC") under the Code; (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership; or (v) an election is made to treat the Trust Fund relating to a particular Series of Securities as a Financial Asset Securitization Investment Trust ("FASIT") under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

     As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and
(ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

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     Interest and Acquisition Discount.  In the opinion of Tax Counsel, Regular
Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that Class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below); provided, that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and
(iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Payment Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Payment Regulations, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the applicable Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-

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Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain Classes of Regular Interest Securities may represent more than one Class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trustee intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt

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Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. In the opinion of Tax Counsel, a Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either
(i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and that is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

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
     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     In the opinion of Tax Counsel, the Holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     In the opinion of Tax Counsel, the Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

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
     Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. In the opinion of Tax Counsel, a Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Final Mark-to-Market Regulations"), which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

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TAX STATUS AS A GRANTOR TRUST

     General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association (or publicly traded partnership) taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     In the opinion of Tax Counsel, each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the applicable Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the applicable Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate Principal Balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the Principal Balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more

                                       64
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than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees (the "excess servicing fee") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan's Principal Balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the applicable Trustee intends, absent contrary authority, to report income to Holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments;

(ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the Security is one year or more and short-term capital gain or loss if the holding period of the Security is less than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

     In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the applicable Trustee with its taxpayer identification number (the "TIN"); (ii) furnishes the applicable Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the applicable Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

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
     The applicable Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a non-U.S. Person ("Nonresident"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the Nonresident. They will, however, generally be subject to the regular United States income tax.

     Payments to Nonresidents will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a Nonresident generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Nonresident and the Nonresident (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a Nonresident and providing the Nonresident's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Nonresident will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Nonresident and (ii) in the case of an individual Nonresident, the Nonresident is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

     The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to Nonresident Holders generally would be subject to

U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

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
     In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

     In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining Principal Balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the

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Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person,
(b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged

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
in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to Nonresident Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                                FASIT SECURITIES

     General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities ("FASIT Securities"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Holders of FASIT Securities. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for

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
such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for such Series, and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT's assets and (b) the nature of the Holders' interest in the FASIT are met on a continuing basis and (iii) the Trust Fund is not a regulated company as defined in Section 851(a) of the Code.

     Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,
(iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the FASIT's ownership interest or by any person related to such Holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more Classes of regular interests or (ii) a single Class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its Holder to a specified principal amount,
(iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5% and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Variable Rate Debt Securities."

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Considerations--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

     Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

     Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Considerations--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Federal Income Tax Considerations--Taxation of Debt Instruments--Effects of Default and Delinquencies."

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of
Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

     The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

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
     Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the Holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the Holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the Holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, Holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

     The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent Holders of REMIC Securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, Holders of record of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities and such subclasses of Securities.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including certain individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively

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
"Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan that is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations (Labor Reg. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

     Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Trust Fund issues Notes that are not treated as equity interests in the Trust Fund for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee and the Depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Special Servicer, the Indenture Trustee, the Owner Trustee, the Depositor or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets;
(b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

     In addition, the Trust Fund, any underwriter, trustee, servicer, administrator or producer of credit support or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Notes, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Each prospective purchaser or transferee of a Note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a Global Note, shall be deemed to represent) to the Indenture Trustee and the Note Registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

     The Plan Asset Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act.

     If no exception under the Plan Asset Regulation applies, then if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the Trust Fund, then the assets of the Trust Fund would be considered to be assets of the Plan. Because the Loans held by the Trust Fund may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 and may cause transactions undertaken in the course of operating the Trust Fund to constitute prohibited transactions, unless a statutory or administrative exemption applies.

     In Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which amended Prohibited Transaction Class Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTCE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans conforming to these requirements ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and
(2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving Subordinated Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinated Security or a Security that is not a Single Family Security may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTCE 83-1, the term "mortgage pass-through certificate" would include:
(i) Securities issued in a Series consisting of only a single Class of Securities; and (ii) Securities issued in a Series in which there is only one Class of those particular Trust Securities; provided, that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a Class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a Class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other Classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

     PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and

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property securing such loans, and for indemnifying Holders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the unsubordinated Securities only in a Series issued with a subordination feature; provided, that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate Principal Balance of the Loans or the Principal Balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL issued to Bear, Stearns & Co. Inc., an individual exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Underwriter Exemption"), which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Bear, Stearns & Co. Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief generally similar to that provided by PTCE 83-1, but is broader in several respects.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTCE 83-l. The Underwriter Exemption contains an expanded definition of "certificate," which includes an interest that entitles the Holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust," which permits the trust corpus to consist of secured consumer receivables. The definition of "trust," however, does not include any investment pool unless, inter alia,
(i) the investment pool consists only of assets of the type that have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. The Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Specified Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Specified Funding Limit") must not exceed twenty-five percent (25%).

          (2) All Obligations transferred after the Closing Date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

          (3) The transfer of such Additional Obligations to the trust during the Specified Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Specified Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Specified Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

          (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust Fund:

                (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

                (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

          (6) The period of pre-funding must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

          (8) The related prospectus or prospectus supplement must describe:

                (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

                (ii) the duration of the period of pre-funding;

                (iii) the percentage and/or dollar amount of the Specified Funding Limit for the trust; and

                (iv) that the amounts remaining in the pre-funding account at the end of the Specified Funding Period will be remitted to certificateholders as repayments of principal.

          (9) The related pooling and servicing agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     Neither PTCE 83-1 nor the Underwriter Exemption applies to a trust which contains unsecured obligations.

     Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                 LEGAL MATTERS

     The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund assets and any credit enhancement with respect to the related Class and will reflect such Rating Agency's assessment solely of the likelihood that the related Holders will receive payments to which such Holders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agencies in the future if in their judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the Principal Balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of such Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal of and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

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
                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

     "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

     "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the applicable Trustee is located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receives proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units and that is described in Section 216 of the Code.

     "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

     "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

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
     "Deferred Interest" means the excess of the interest accrued on the Principal Balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

     "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" means an event of default under and as specified in the related Agreement.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     "Holder" means the person or entity in whose name a Security is registered.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies maintained with respect to the Loans.

     "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and that is identified as such in the related Prospectus Supplement.

     "Lifetime Rate Cap" means the lifetime limit if any, on the Loan Rate during the life of each adjustable rate Loan.

     "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

     "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note, as the context may require.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     "Mortgaged Property" means the related property subject to a Mortgage.

     "Mortgagor" means the obligor on a Mortgage Note.

     "1986 Act" means the Tax Reform Act of 1986.

     "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "Primary Assets" means the Private Securities and/or Loans, as the case may be, that are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

     "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     "Property" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

     "Regular Interest" means a regular interest in a REMIC.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "REO Property" means real property that secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     "Residual Interest" means a residual interest in a REMIC.

     "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement that is not included in the Trust Fund for the related Series.

     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     "Senior Securities" means a Class of Securities as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Subordinated Securityholders, to the extent specified in the related Prospectus Supplement.

     "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     "Servicer" means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

     "Single Family Property" means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

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
     "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     "Subordinated Securityholder" means a Holder of a Subordinated Security.

     "Subordinated Securities" means a Class of Securities as to which the rights of Holders to receive distributions of principal, interest or both is subordinated to the rights of Holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Trustee" means the trustee under the applicable Agreement, and its successors.

     "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, held, with respect to a Series of Certificates, for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Indenture Trustee as security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account(s), Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     "Zero Coupon Security" means a Security entitled to receive payments of principal only.

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    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
                PROSPECTUS SUPPLEMENT
Summary of Terms..............................   S-3
Risk Factors..................................   S-7
Use of Proceeds...............................   S-14
Description of the Trust......................   S-14
The Home Loan Pool............................   S-15
The Seller....................................   S-22
The Servicer..................................   S-24
Description of Credit Enhancement.............   S-26
Description of the Securities.................   S-26
Description of the Transfer and Servicing
  Agreements..................................   S-33
Prepayment and Yield Considerations...........   S-37
Certain Federal Income Tax Consequences.......   S-44
ERISA Considerations..........................   S-47
Underwriting..................................   S-48
Legal Investment Matters......................   S-48
Ratings.......................................   S-49
Legal Opinions................................   S-49
Index of Terms................................   S-50

                     PROSPECTUS

Prospectus Supplement.........................   3
Reports to Holders............................   3
Available Information.........................   3
Incorporation of Certain Documents by
  Reference...................................   4
Summary of Terms..............................   5
Risk Factors..................................   15
Description of the Securities.................   21
The Trust Funds...............................   24
Enhancement...................................   31
Servicing of Loans............................   33
The Agreements................................   38
Certain Legal Aspects of the Loans............   45
The Depositor.................................   54
Use of Proceeds...............................   55
Certain Federal Income Tax Considerations.....   55
State Tax Considerations......................   73
FASIT Securities..............................   73
ERISA Considerations..........................   76
Legal Matters.................................   81
Financial Information.........................   81
Rating........................................   81
Legal Investment..............................   82
Plan of Distribution..........................   82
Glossary of Terms.............................   83

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                                  $141,629,000

                                UNITED NATIONAL
                                   HOME LOAN
                               OWNER TRUST 1999-1

                              UNITED NATIONAL BANK
                                     SELLER

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

                           ADVANTA MORTGAGE CORP. USA
                                    SERVICER

                   ------------------------------------------
                             PROSPECTUS SUPPLEMENT
                   ------------------------------------------

                            BEAR, STEARNS & CO. INC.
                        COAST PARTNERS SECURITIES, INC.

                                 MARCH 10, 1999

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